                                                                    EXHIBIT 2.1




                                  CONFIDENTIAL


                            STOCK PURCHASE AGREEMENT

                                    BETWEEN


                           SEAGULL ENERGY CORPORATION


                                      AND

                               EXXON CORPORATION


                             RELATING TO ALL OF THE
                          OUTSTANDING CAPITAL STOCK OF


                                 ESSO SUEZ INC.


                         AS EXECUTED IN HOUSTON, TEXAS

                                       ON

                                 JULY 22, 1996

                               TABLE OF CONTENTS

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
RECITALS                                                                                     1


                                                      ARTICLE I

SALE AND PURCHASE OF SHARES                                                                  1

        1.1      Sale of Shares                                                              1
        1.2      Purchase Price and Payment                                                  2


                                                     ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER                                                     2

        2.1      Organization and Good Standing                                              2
        2.2      Capitalization                                                              3
        2.3      Ownership of Shares                                                         3
        2.4      Authorization of Agreement                                                  3
        2.5      No Conflicts                                                                4
        2.6      Consents                                                                    4
        2.7      Financial Statements                                                        4
        2.8      No Undisclosed Liabilities                                                  5
        2.9      Taxes                                                                       6
        2.10     Patents                                                                     7
        2.11     Permits                                                                     7
        2.12     Contracts                                                                   7
        2.13     Litigation / Audit / Investigation                                          8
        2.14     Title to Properties;  Absence of Encumbrances                               9
        2.15     Employees and Employee Benefit Plans                                        9
        2.16     Environmental Matters                                                       10
        2.17     Regulatory Compliance                                                       10
        2.18     Material, Adverse Change                                                    11
        2.19     East Zeit Concession Agreement                                              11
        2.20     Sufficiency of Assets                                                       11
        2.21     Measured Data                                                               11
        2.22     Equipment                                                                   12
        2.23     Wells                                                                       12
        2.24     Recoverable Costs                                                           12
        2.25     Brokerages; Payments                                                        12
        2.26     Period of Validity                                                          12

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




                                                     ARTICLE III

REPRESENTATIONS,  WARRANTIES AND ACKNOWLEDGMENTS
OF PURCHASER                                                                                 13

        3.1      Organization and Good Standing                                              13
        3.2      Authorization of Agreement                                                  13
        3.3      No Conflicts                                                                13
        3.4      Brokerages/Payments                                                         13
        3.5      Consents                                                                    14
        3.6      No Lawsuits                                                                 14
        3.7      Investment Representation                                                   14
        3.8      Financing;  Restriction on Funds                                            14
        3.9      Acknowledgments                                                             14
        3.10     Material Factor                                                             17
        3.11     Continuing Validity                                                         17
        3.12     Use of ESI Name                                                             17


                                                     ARTICLE IV

COVENANTS OF SELLER                                                                          17

        4.1      Access to Documents;  Opportunity to Ask Questions                          17
        4.2      Insurance                                                                   18
        4.3      Conduct of Business                                                         19
        4.4      Hart-Scott-Rodino Filings                                                   21
        4.5      Conditions Precedent                                                        21
        4.6      Environmental Audit                                                         21
        4.7      Special Employee Payment                                                    22


                                                      ARTICLE V

COVENANTS OF PURCHASER                                                                       22

        5.1      Hart-Scott-Rodino Filings                                                   22
        5.2      Conditions Precedent                                                        22
        5.3      Confidentiality                                                             22


                                                     ARTICLE VI

CONDITIONS PRECEDENT TO THE CLOSING                                                          23

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
        6.1      Conditions Precedent to Purchaser's Obligation                              23
        6.2      Conditions Precedent to Seller's Obligation                                 25
        6.3      Expedited Arbitration for Claim of Pre-Closing
                 Material Breach                                                             26

                                                     ARTICLE VII


THE CLOSING;  TERMINATION OF AGREEMENT                                                       28

        7.1      Closing Date;  Closing                                                      28
        7.2      Termination                                                                 29
        7.3      Funding Date;  Funding                                                      29


                                                    ARTICLE VIII

DELIVERIES AT CLOSING AND ACTIONS
TO BE TAKEN AT OR SUBSEQUENT TO CLOSING                                                      30

        8.1      Deliveries by Seller                                                        30
        8.2      Deliveries by Purchaser                                                     30
        8.3      Housing                                                                     31
        8.4      Change of ESI Name and Removal of ESI Name                                  31
        8.5      Return of Seller's Proprietary Materials                                    32
        8.6      License of Data to Seller                                                   32
        8.7      Confidential Information                                                    32
        8.8      Intercompany Accounts                                                       35


                                                     ARTICLE IX

INDEMNIFICATION AND RELATED MATTERS                                                          35

        9.1      Indemnification                                                             35
        9.2      Seller Deductible                                                           36
        9.3      Survival of Indemnity Obligations                                           36
        9.4      Notice of Indemnification                                                   36
        9.5      Indemnification Procedure for Third-Party Claims                            37
        9.6      Definitions                                                                 37
        9.7      No Brokers                                                                  38
        9.8      Inducement to Seller                                                        38





                                                      ARTICLE X

                                                                                            Page
                                                                                            ----

GENERAL                                                                                      38

        10.1     Specific Performance                                                        38
        10.2     Notices                                                                     39
        10.3     Amendments                                                                  40
        10.4     Entire Agreement                                                            40
        10.5     Successors and Assigns                                                      40
        10.6     Headings                                                                    41
        10.7     Applicable Law;  Arbitration;  Submission to
                 Jurisdiction;  Consent to Service of Process                                41
        10.8     Expenses                                                                    42
        10.9     Severability                                                                42
        10.10    Public Announcements                                                        42
        10.11    Counterparts                                                                42
        10.12    Books and Records;  Personnel                                               43
        10.13    No Admission                                                                43
        10.14    No Third-Party Beneficiaries                                                44
        10.15    Schedules                                                                   44
        10.16    "Includes"                                                                  44
        10.17    Not to be Construed Against Draftor                                         44
        10.18    Execution by the Parties                                                    44

                                                     ARTICLE XI
                                                     ----------

CERTAIN TAX MATTERS                                                                          44

        11.1     Certain Tax Matters                                                         44
        11.2     IRC Sec. 338(h)(10)Election                                                 45
        11.3     Liability for Taxes and Related Matters                                     45
        11.4     Assistance and Cooperation                                                  48

                                                       ANNEXES
                                                       -------

        A        Adjustments to Purchase Price at Closing                                 50-51
        B        Irrevocable Letter of Credit                                             52-56
        C        Purchaser Note                                                           57
        D        Seller Notes                                                             58-59


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



                                   SCHEDULES

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
SCHEDULE          2.6            Consents                                                    60

SCHEDULE          2.9            Taxes                                                       61

SCHEDULE          2.10           Patents, Trademarks, Copyrights                             62

SCHEDULE          2.12(a)        ESI Contracts Summary Sheet                                63-67

SCHEDULE          2.12(b)        ESI Contract and Agreement Assignability
                                    and Termination                                         68-77

SCHEDULE          2.13           Litigation, Claims, and Other Matters                       78

SCHEDULE          2.14           Title to Properties                                         79

SCHEDULE          2.15           ESI National Benefit Plans and Other
                                    Benefit Arrangements                                    80-81

SCHEDULE          2.18           Items Potentially Impacting Esso Suez
                                    after January 1, 1996                                    82

SCHEDULE          8.5            Seller's Proprietary Material                               83

SCHEDULE          8.6            License of Data to Seller                                   84


                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement made on the date on which the last of the Parties executes this Agreement (the "Effective Date") is between Seagull Energy Corporation, a Texas corporation (hereinafter referred to, together with its successors and assigns, as "Purchaser"), and Exxon Corporation (hereinafter referred to as "Seller"). (Purchaser and Seller are sometimes referred to herein individually as "Party" and collectively as "Parties.")

                              W I T N E S S E T H:

        WHEREAS, Esso Suez Inc., a Delaware corporation (hereinafter referred to as "ESI"), has authorized and issued one thousand (1,000) fully paid and non-assessable shares of common stock, no par value (the "Shares"), constituting all of the issued and outstanding capital stock of ESI;

        WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, ESI whose interests relate primarily to the East Zeit Offshore Concession Agreement dated 23rd March, 1981, and issued by Egyptian Law No. 8 of 1981, as such agreement may have been amended (hereinafter referred to as the "East Zeit Concession Agreement"); and

        WHEREAS, at Closing (as defined in Section 7.1(a) hereof), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares for the Purchase Price (as defined in Section 1.1 hereof) plus the Adjustment (which may be a positive or negative number; defined in Annex A) and upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.



                                   ARTICLE I
                          SALE AND PURCHASE OF SHARES

        1.1      Sale of Shares.   On the terms and subject to the conditions
set forth in this Agreement (including Article VIII), Seller hereby agrees to sell, assign, and transfer to Purchaser

(pursuant to the terms of an irrevocable letter of credit (the "Letter of Credit") in the form of Annex B hereto), and Purchaser hereby agrees to purchase and accept from Seller, the Shares, for the total Purchase Price of One Hundred Sixty-three million, four hundred forty-eight thousand, three hundred and three United States Dollars (U.S.$163,448,303.00) plus the Adjustment all payable as set forth in Section 1.2, Article VIII, and Annex B. Seller and Purchaser acknowledge that the Purchase Price has been agreed based upon the financial status of ESI, on the Valuation Date (as defined in this
Section 1.1). Subject to the ordinary and necessary business requirements of ESI (and the Adjustment), the net proceeds, receipts, credits, income, and all costs, expenses, disbursements, and obligations of ESI from and after the
Valuation Date will be retained by ESI, as specified in this Agreement.   For
purposes of this Agreement "Valuation Date" shall mean December 31, 1995.

        1.2      Purchase Price and Payment.   Subject to Section 6.1 and
Article VIII, Purchaser shall pay the Purchase Price pursuant to Section 8.2. The payment of the Purchase Price shall consist of: (a) the amount payable under a promissory note payable to Seller (the "Purchaser Note") in the form of Annex C with a principal amount equal to the sum of the principal amounts of Seller Note 1 and Seller Note 2 (each as defined in Section 6.1(i)), plus (b) the amount payable under the Letter of Credit payable to Seller in the form of Annex B in an amount equal to the difference between the Purchase Price (plus the Adjustment, which may be a positive or negative number) and the Purchaser Note. The amount of the Purchaser Note and the Letter of Credit will be determined on or about September 15, 1996.

        1.3      Esso Egypt Limited Assets.   Seller agrees that its affiliate
Esso Egypt Limited ("EEL") and Purchaser have reached an agreement on principle terms regarding the sale of the assets of EEL. Such terms are set forth in that certain draft (of July 20, 1996) of a "Purchase and Sale Agreement" negotiated between EEL and Purchaser, as modified in subsequent negotiations between EEL and Purchaser, and intended by such parties and Seller to be parallel and in harmony with the provisions of this Agreement. Purchaser agrees, and Seller will encourage EEL, to continue to negotiate in good faith towards a definitive Purchase and Sale Agreement between EEL and Purchaser and to finalize such Purchase and Sale Agreement as soon as reasonably practicable. Notwithstanding the foregoing provisions of this Section 1.3, Purchaser agrees and Seller intends that no binding agreement between EEL and Purchaser shall arise until EEL and Purchaser have executed and delivered a final Purchase and Sale Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Purchaser as follows:

        2.1      Organization and Good Standing.

                 (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey,
U.S.A.   Seller has full corporate power and authority to hold interests and carry on its business as it is now being conducted.

                 (b) ESI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, U.S.A. and is duly qualified and in good standing in all other jurisdictions in which the conduct of its business or the ownership of its assets requires such qualification. The copies of ESI's Certificates of Incorporation and By-Laws (in each case, together with all amendments, if any, thereto) that have been previously delivered to Purchaser are accurate and complete. ESI has full corporate power and authority to hold interests and carry on its business as it has been and is now being conducted. Except to the extent Suez Esso Petroleum Company ("SUESSO") may constitute a subsidiary, ESI has no subsidiaries.

                 (c) SUESSO was created under the East Zeit Concession Agreement and is in good standing under the laws of Egypt. SUESSO has no compensated employees and no material assets or material liabilities (contingent or otherwise). The copies of SUESSO's organizational documents (in each case, together with all amendments, if any, thereto) that have been previously delivered to Purchaser are accurate and complete.

        2.2      Capitalization.

                 The Shares constitute all of ESI's authorized capital stock. All of the Shares are validly issued and outstanding and are fully paid and
non-assessable.   No shares of common stock are held by ESI as treasury stock.
There is no existing option, warrant, call, commitment, or other agreement or arrangement to which ESI is a party requiring, and there are no convertible securities of ESI outstanding which upon conversion would require, the issuance of any additional shares of common stock of ESI or other securities convertible into shares of common stock or other equity security of ESI. Except as may otherwise be provided for under this Agreement, ESI has not, since the Valuation Date, paid any dividend or similar distribution with respect to any shares of its capital stock or repurchased, redeemed, or otherwise acquired any outstanding shares of capital stock or other securities of, or ownership interests in, ESI.

        2.3      Ownership of Shares.   Seller is the legal and beneficial
owner of the Shares, free and clear of any ownership claims by third parties
and any liens or pledges.   Seller has the corporate power and authority to
enter into and perform this Agreement, and its sale, assignment, and transfer of the Shares will convey to Purchaser (or its assignee, per Section 10.5) good and marketable title to the Shares, free and clear of any and all liens, pledges, encumbrances, charges, or third party ownership claims.

        2.4      Authorization of Agreement.   The execution and delivery of
this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the
necessary corporate action of Seller.   This Agreement has been duly executed
and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

        2.5      No Conflicts.   The execution, delivery and performance by
Seller of this Agreement and the consummation of the transaction contemplated hereby do not and will not (with the giving of notice or the passage of time or both) (a) conflict with any Certificate of Incorporation or By-Laws of Seller or ESI, or organizational documents of SUESSO, (b) subject to the receipt of those consents, approvals, and authorizations and the making of any designation, declaration, or filing referred to in Schedule 2.6, and any filings required and the expiration of the waiting period (including any extensions) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), violate any provision of any law, rule, or regulation applicable to Seller, ESI, or SUESSO, (c) violate any order, judgment, or decree applicable to Seller, ESI, or SUESSO, (d) except as may otherwise be provided for under this Agreement, result in the creation of any lien, charge, or encumbrance upon the assets or properties of Seller, ESI, or SUESSO; or (e) give rise to any preferential purchase rights; except, in the case of clauses (b), (c), (d), and (e) of this Section 2.5, violations that in the aggregate would not materially hinder or impair the transaction contemplated hereby and would not have a material, adverse effect on the business, assets, or financial condition of ESI.

        2.6      Consents.   No consent, approval, or authorization of, or
designation, declaration, or filing with, any governmental authority or other third party is required on the part of Seller, ESI, or SUESSO in connection with Seller's execution, delivery, and performance of this Agreement, except for (a) any required filings with the Federal Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hart-Scott-Rodino Act and due expiration of the waiting period (including any extensions) thereunder and (b) those consents, approvals, or authorizations that are listed in Schedule 2.6 hereto, except to the extent that failure to have such consents, approvals, or authorizations would not materially hinder or impair the transaction contemplated hereby and would not have a material adverse effect on the business, assets, or financial condition of ESI.

        2.7      Financial Statements.

                 (a) Seller has delivered to Purchaser copies of the audited concession basis financial statements of ESI Branch Office as of December 31, 1995, certified by Price

Waterhouse, independent certified public accountants ("Auditors"). These statements have been prepared in accordance with the East Zeit Concession Agreement.

In addition, Seller has delivered to Purchaser the unaudited Consolidated Balance Sheet of ESI as of December 31, 1995, and March 31, 1996, and the related unaudited Consolidated Statements of Income for the year ended December
31, 1995, and for the first three (3) months of 1996.   Each of these unaudited
statements so delivered is in accordance with the books and records of ESI as of the dates and for the periods indicated, has been prepared in accordance with United States generally accepted accounting principles (GAAP), consistently applied, except that the financial statements are not accompanied by notes, and, subject to normal year-end audit adjustments with respect to the unaudited interim financial statements, presents fairly the financial position, results of operations, and cash flow of ESI as at the date and for the periods indicated.

                 (b) Seller has also delivered to Purchaser copies of the consolidated balance sheets and statements of income referred to in subparagraph (a) above. For the purposes hereof, December 31, 1995, is referred to as the "Balance Sheet Date. "Affiliate" of Seller as used in this Agreement shall mean any company of which fifty percent (50%) or more of the shares entitled to vote for directors are directly or indirectly owned by Exxon Corporation. "Affiliate" of Purchaser as used in this Agreement shall mean any company of which fifty percent (50%) or more of the shares entitled to vote for directors are directly or indirectly owned by Seagull Energy Corporation.

        2.8 No Undisclosed Liabilities. As of the Balance Sheet Date, neither ESI nor SUESSO had any material indebtedness or liability (whether accrued, absolute, contingent, or otherwise, and whether due or to become due) required to be shown on a balance sheet prepared in accordance with GAAP which is not shown on the Pro Forma Balance Sheet or any notes thereto or disclosed
herein or in a schedule hereto.    Neither ESI nor SUESSO has incurred since
the Balance Sheet Date any material indebtedness or liability which is outstanding on the date that is required to be shown on a balance sheet in accordance with GAAP, other than those incurred in the ordinary course of business or disclosed herein or in a schedule hereto.

        2.9      Taxes.

                 (a) For taxable years ended on or before December 31, 1995, Seller has filed (or will file for the 1995 tax year) when due all consolidated federal and consolidated, combined or unitary federal, state, local, foreign and other tax returns and reports ("Combined Returns") that are required to be filed by it, and ESI has filed (or will file for the 1995 tax year) when due all federal, state, local, foreign and other tax returns and reports that are required to be filed by it, which returns and reports are (or will be for 1995) in all material respects complete and accurate. Seller and ESI will cause to be duly filed any tax returns or reports required to be filed by Seller or ESI for that part of the taxable period up to and including the Date of Funding. All federal, state, local and foreign taxes, including, without limitation, income, remittance, property, sales, use, franchise, withholding, capital stock, excise, value added, employees' income withholding, social security and unemployment taxes, and all federal, state, local or foreign levies, royalties, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including with respect to all of the foregoing, any interest and penalties thereon (all of the foregoing, including interest and penalties, being referred to collectively as "Taxes"), for which Seller or ESI may be liable with respect to the operations of ESI, have in all material respects been paid when due and payable or, with respect to taxes for which ESI may be liable due after the Balance Sheet Date, have in all material respects been adequately accrued. True and complete copies of all Egyptian tax returns of Seller and ESI relating to taxable periods since December 31, 1988, have been delivered or made available to Purchaser, the Taxes as shown due on such returns have been paid and there are no Taxes, assessments or deficiencies claimed to be due in respect of such tax returns or claimed in writing to be due by any taxing authority or otherwise which are not fully reserved for on the Pro Forma Balance Sheet or disclosed in the notes thereto.

                 Purchaser shall be responsible for the preparation and filing of all other returns or reports which relate to the taxes of ESI after the Date of Funding. Except as set forth on Schedule 2.9 hereto, there is no action, suit, proceeding, audit, investigation or claim pending or threatened in respect of any Taxes for which ESI may be liable which would have a material adverse effect on the business, assets or financial condition of ESI. All Taxes for which ESI may be liable and which are required to be withheld under all applicable federal, state, local and foreign tax regulations have been withheld in all material respects, and such withholdings have either been paid to the respective governmental agencies or authorities or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the withholding corporation, as the case may be.

                 (b)     Neither Seller nor ESI has filed a consent pursuant to
Section 341(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or agreed to have Section 341(f)(2) of the Code applied to any dispositions of subsection (f) assets (as such term is defined in Section 341(f)(4) of the Code). No property of Seller or ESI is or will be tax-exempt use property within the meaning of Section 168(h) of the Code. Neither Seller nor ESI has agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                 (c) Neither Seller nor ESI is a party to or is bound by or has any obligation under any tax sharing or similar agreement.

                 (d)     Seller is not a foreign person within the meaning of
Section 1445(b)(2) of the Code.

        2.10     Patents

                 Schedule 2.10 hereto contains a complete and correct list of each material patent and copyright owned or used primarily by ESI as well as of
each license or other agreement relating thereto.   Each of the foregoing is
owned, by the party shown on such Schedule as owning the same, free and clear of all claims, liens, charges, and encumbrances, except as set forth on
Schedule 2.10 hereto and except for Permitted Liens (as defined in Section 2.14 hereof).

        2.11     Permits.   Each of ESI and SUESSO has all necessary permits,
licenses, and governmental authorizations required for holding its assets and the carrying on of its business activities, where the failure to have any such permit, license, or governmental authorization would have a material, adverse effect upon the business, assets, or financial condition of ESI.

        2.12     Contracts.

                 (a) Except as listed in Schedule 2.12(a) hereto, ESI will not, at time of Closing, be a party to any (i) contract or agreement relating to the exploration for, or production, transportation, or sale of oil or gas reserves or the creation of any joint venture, for such purpose; (ii) contract for the employment of any officer or employee; (iii) agreement for the sale or lease of any of the assets of ESI outside of the ordinary course of business and involving annual payments in excess of U.S.$50,000.00; (iv) contract or commitment with a value in excess of U.S.$50,000.00; (v) lease of machinery or equipment involving annual payments in excess of U.S.$50,000.00; (vi) agreement with a labor union or labor association; or (vii) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement involving an amount in
excess of U.S.$50,000.00.   A complete and correct copy of each such agreement
has been furnished or made available to Purchaser.   It is understood that
contracts for amounts less than that specified herein (or not otherwise meeting the criteria of (i) through (vii), above) may be listed in Schedule 2.12(a) hereto for information. Contracts or commitments outside of the ordinary course of business with a value of less than or equal to $50,000.00 annually do not in the aggregate exceed $200,000.00 annually. Except as disclosed herein or in Schedule 2.12 (a) hereto, ESI is not a party to any non-compete or similar agreement which in any way hinders or restricts the operation of ESI.

                 (b) Except as disclosed in Schedule 2.12(b): any contracts meeting the criteria of (a)(i) through (a)(vii), above, will not be terminated by ESI; such contracts are transferable; no third party consents or approvals are required for transfer as a result of the transaction contemplated hereunder; no other restrictions are imposed in order for a transferee to assume (or ESI to retain after consummation of the transaction contemplated hereunder) the rights and obligations under any such contracts; such contracts constitute valid and legally binding obligations of the parties thereto and are enforceable against the parties thereto in accordance with their terms; all obligations required to be performed to date under the terms of such contracts by the parties thereto have been performed; no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under any of such contracts by any of the parties thereto; and each of such contracts is now and will be upon the Closing Date in full force and effect without default on the part of the parties thereto; EXCEPT to the extent that the failure of any such representation within this
Section 2.12(b) would not have a material, adverse effect on the business, assets, or financial condition of ESI.

        2.13     Litigation / Audit / Investigation.

                 Except as disclosed in Schedule 2.13, there is no filed claim, action, lawsuit, proceeding, or investigation pending or, to the knowledge of Seller, claim, action, lawsuit, proceeding, or investigation threatened in writing which might bring into question the validity or propriety of this Agreement or the consummation of the transaction contemplated hereby. Schedule
2.13 contains a complete and correct list of all filed claims, actions, lawsuits, proceedings, or investigations pending or, to the knowledge of Seller, claim, action, lawsuit, proceeding, or investigation threatened in writing against ESI or relating to its properties, business, or assets that could reasonably be expected to have a material, adverse effect on the business, assets, or financial condition of ESI. It is understood that some or all of the litigation or matters listed in Schedule 2.13 will not have a material, adverse effect on the business, assets, or financial condition of ESI, and such litigation is being listed for information. There is no outstanding order, injunction, or decree of any court or governmental agency against or naming ESI and materially affecting ESI, except as disclosed in Schedule 2.13. Neither Seller nor ESI has received notice of any pending or threatened (in writing) condemnation, taking, or similar proceeding affecting any material assets owned or used by ESI.

        2.14     Title to Properties; Absence of Encumbrances.   ESI has good
and defensible title to the material assets reflected on the Pro Forma Balance Sheet and on the Interim Pro Forma Balance Sheet (except for assets disposed of in the ordinary and usual course of its business since the Balance Sheet Date) or reflected on any schedule delivered pursuant hereto, free and clear of any and all claims, liens, pledges, mortgages, security interests, and encumbrances except (i) as set forth in Schedule 2.14 hereto, (ii) minor imperfections of title, if any, as are not substantial in character, amount, or extent, and do not materially detract from the value or interfere with the use of the properties for the purposes for which they are presently used or otherwise materially impair business operations, (iii) liens for Taxes and general and special assessments not in default and payable without penalty or interest,
(iv) liens created by or arising under contracts for the sale, purchase, exchange, or processing of hydrocarbons, (v) liens created by or arising under any operating, pipeline, gathering, transportation, or other, similar agreement pursuant to which ESI is subject, (vi) easements, rights-of-way, servitudes, permits, surface leases, and other conditions, covenants, restrictions, or rights in respect of surface operations, timber leases, pipelines, roads, highways, railways, power lines, grazing, logging, canals, ditches, and the like on, over, or in respect of any of the lands covered by the East Zeit Concession Agreement that do not materially detract from the value or interfere with the use of the properties for the purposes for which they are presently used or otherwise materially impair business operations,, and (vii) rights reserved to or vested in any municipality, governmental, tribal, statutory, or public authority in Egypt to control or regulate ESI in any manner and all applicable laws, rules, and orders of any such authority (collectively, "Permitted Liens").

        2.15     Employees and Employee Benefit Plans.   Schedule 2.15 hereto
sets forth all employee benefit plans and all material benefit arrangements which cover or provide benefits to
employees of ESI (the "Plans").   Except as set forth on Schedule 2.15 hereto,
(i) the Plans have been maintained, in all material respects, in accordance with their terms and with all applicable law and (ii) none of the persons employed by ESI is a party to or is covered by any labor or employment agreement. ESI does not sponsor, maintain, or contribute to or have an obligation to contribute to, and has not at any time within six years prior to Closing sponsored, maintained or contributed to or had an obligation to contribute to, any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including a multiemployer plan within the meaning of Section 3(37) of ERISA), which is subject to the provisions of ERISA. Further, with respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to the provisions of ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to Closing, by any corporation, trade, business or entity under common control with ESI, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (2) no liability to the Pension Benefit Guaranty Corporation has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (3) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by Section 302 of ERISA and
Section 412 of the Code have been timely made.

        2.16     Environmental Matters.

                 (a) To Seller's knowledge, ESI has all material permits, licenses, and other authorizations required under applicable Egyptian laws and regulations relating to pollution control or protection of the environment for the operation of the business of ESI (collectively, "Authorizations").

                 (b) ESI is not in violation of (i) any of the terms or conditions of any such Authorizations or (ii) any Egyptian laws or regulations relating to pollution control or the protection of the environment that would result in a material, adverse effect on the business, assets, or financial condition of ESI.

        2.17 Regulatory Compliance. ESI is in compliance with all applicable permits, licenses, authorizations, laws, rules, regulations, ordinances, orders and requirements of all governmental units or political subdivisions or any agency, authority, body, board, commission, court, instrumentality, legislature or office thereof or created thereby having jurisdiction over ESI or its business, operations or assets, except for such failures to comply which could not reasonably be expected to have a material, adverse effect on the business, assets or financial condition of ESI.

        2.18 Material, Adverse Change. Except as disclosed in Schedule 2.18, since the Balance Sheet Date there has not been (a) any material, adverse change in the financial position, results of operations, business or prospects of ESI, or (b) any material damage, destruction or loss (whether or not covered by insurance) affecting ESI or its assets, it being understood that no representation or warranty is made in this Section 2.18 concerning general economic conditions, the condition of the local or international oil and gas industry generally, the potential impact on the East Zeit Concession Agreement of actions that have been or may be taken by competitors or governmental agencies (other than actions related solely to the East Zeit Concession Agreement and ESI) or any other condition, occurrence, or other state of affairs not directly relating to the assets and liabilities of ESI. It is understood that some or all of the matters listed in Schedule 2.18 may not be material or cause a material, adverse change, and such matters are being listed for information.

        2.19 East Zeit Concession Agreement. All obligations required to be performed to date by ESI under the terms of the East Zeit Concession Agreement have been performed; no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the East Zeit Concession Agreement; and the East Zeit Concession Agreement is now and will be upon the Closing Date in full force and effect; EXCEPT to the extent that the failure of any representation within this Section 2.19 would not have a material, adverse effect on the business, prospects, or financial condition of ESI.

        2.20 Sufficiency of Assets. Subject to the East Zeit Concession Agreement, (a) ESI possesses all of the rights, properties and assets that are required or necessary to operate its business substantially as it is currently operated, and (b) all such rights, properties and assets are suitable to meet all present requirements of the business of ESI in the manner and to the extent currently conducted.

        2.21     Measured Data.   Subject to Section 3.9(a),  Seller has no
present knowledge of any material errors in any raw, measured data provided by Seller to Purchaser prior to the Effective Date.

        2.22 Equipment. All equipment and machinery currently in use and material to the operation of the oil and gas interests of ESI are in reasonable working condition, except for: (i) conditions that would not reasonably be expected to have a material, adverse effect on the business, assets, or financial condition of ESI, or (ii) ordinary wear and tear and serviceable defects incurred within the ordinary course of business.

        2.23 Wells. All wells drilled by or on behalf of ESI pursuant to the East Zeit Concession Agreement have been (a) drilled, (b) if completed, completed, (c) if operated, operated, and (d) if not completed, or completed and later abandoned, plugged and abandoned or temporarily abandoned in accordance with good oil and gas field practices and in compliance in all respects with the East Zeit Concession Agreement and applicable Egyptian laws, rules, and regulations, except where any failure or violation would not have a material, adverse effect on the business, assets or financial condition of ESI.

        2.24 Recoverable Costs. At March 31, 1996, ESI had incurred an aggregate of U.S.$79.7 million of unrecovered costs. Of such costs, U.S.$59.4 million had been approved, U.S.$14.1 million were awaiting audit, and U.S.$6.3 million were pending resolution after initial audit (amounts are rounded to nearest U.S.$0.1 million).

        2.25 Brokerages; Payments. Neither Seller nor ESI has made, or committed to make, in connection with the transaction contemplated by this Agreement, any payments in the form of (a) consulting or other fees in violation of any statute, regulation or policy applicable to Seller or ESI, as applicable; (b) commissions; or (c) brokers' or finders' fees.

        2.26.    Period of Validity.      The representations, warranties, and
acknowledgments in favor of Purchaser contained in this Article II shall be valid up to and at Closing after which all of Seller's warranties, acknowledgments, and representations shall expire and be merged into the Closing and Purchaser shall not be entitled to commence any action or proceeding for breach of this Article II. Notwithstanding the foregoing sentence, however, Seller's representations and warranties set forth in Sections 2.2, 2.3, 2.4, 2.15, and 2.19 shall survive the Closing (solely for the purposes of Section 9.1(b)) for the same period set forth in Section 9.3(b), without regard to any investigation by Purchaser with respect thereto.

                                  ARTICLE III
                        REPRESENTATIONS, WARRANTIES, AND
                          ACKNOWLEDGMENTS OF PURCHASER

        Purchaser hereby represents and warrants to Seller as follows:

        3.1      Organization and Good Standing.   Purchaser is a corporation
duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power and authority to own its assets and carry on its business as it is now being conducted.

        3.2.     Authorization of Agreement.   Purchaser has the corporate
power and authority to enter into, execute, deliver, and perform this
Agreement.   The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the
necessary corporate action of Purchaser.   This Agreement has been duly
executed and delivered by Purchaser and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

        3.3.     No Conflicts.   The execution, delivery, and performance by
Purchaser of this Agreement and the consummation of the transaction contemplated hereby do not and will not (with the giving of notice or the passage of time or both) (a) conflict with the Certificate of Incorporation or By-Laws of Purchaser, (b) subject to the receipt of those consents, approvals, and authorizations and the making of any designation, declaration, or filing referred to in Schedule 2.6 and any filings required and the expiration of the waiting period (including any extensions) under the Hart-Scott-Rodino Act, violate any provision of any law, rule, or regulation applicable to Purchaser,
(c) violate any order, judgment, or decree applicable to Purchaser, or (d) conflict with, or result in a breach or default under, any agreement or other instrument to which Purchaser is a party or by which it may be bound; except, in the case of clauses (b), (c), and (d) of this Section 3.3, violations that in the aggregate would not materially hinder or impair the transaction contemplated hereby.

        3.4      Brokerages / Payments.   Purchaser has not made, or committed
to make, in connection with the transaction contemplated by this Agreement, any payments in the form of (a) consulting or other fees in violation of any statute, regulation, or policy applicable to Purchaser; (b) commissions; or
(c) brokers' or finders' fees.

        3.5      Consents.   No consent, approval, or authorization of, or
designation, declaration, or filing with, any governmental authority or other third party is required on the part of Purchaser in connection with Purchaser's execution, delivery, and performance of this Agreement except for (a) any required filings with the Federal Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hart-Scott-Rodino Act and due expiration of the waiting period (including any extensions) thereunder, and (b) those consents, approvals, or authorizations that are listed in Schedule 2.6 hereto, except to the extent that failure to have such consents, approvals, or authorizations would not materially hinder or impair the transaction contemplated hereunder.

        3.6      No Lawsuits.   There is no lawsuit, proceeding, adverse claim
or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser which might bring into question the validity or propriety of this Agreement or the consummation of the transaction contemplated hereby.

        3.7      Investment Representation.   The Shares purchased by Purchaser
pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the United States Securities Act of 1933, as
amended, or any foreign, state, or local securities laws.   Purchaser
represents that at no time has it been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction other than the data provided via the March 27, 1996, Management Summary ("Offering Summaries," whether one or more).

        3.8      Financing;  Restriction on Funds.   Purchaser now has and, at
Closing, will have sufficient funds available to pay the Purchase Price. Such funds are not reserved for any other use or purpose, are not otherwise restricted or encumbered in a manner that would interfere with the consummation of the transaction contemplated hereby by any agreement or other instrument to which Purchaser is a party or by which it may be bound, or subject to any lien, attachment, or other judicial process, whether final or interim.

        3.9      ACKNOWLEDGMENTS.

                 (a) EXCEPT AS AND TO THE EXTENT SET FORTH IN ARTICLE IV HEREOF, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER MAKES NO

REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND THAT, EXCEPT AS AND TO THE EXTENT SET FORTH IN ARTICLES II, IX, AND XI, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR TO ANY STOCKHOLDER, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF PURCHASER [INCLUDING, BUT NOT LIMITED TO, ANY OPINION, INFORMATION, OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY STOCKHOLDER, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT (INCLUDING, BUT NOT LIMITED TO, EXXON PRODUCTION RESEARCH COMPANY), OR REPRESENTATIVE OF SELLER, ESI, OR ANY OF ITS SUBSIDIARIES] INCLUDING, WITHOUT LIMITATION, ALL OF THE INFORMATION CONTAINED IN THE OFFERING SUMMARIES DELIVERED TO PURCHASER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHER PROVISION WITHIN THIS AGREEMENT TO THE CONTRARY, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER AND THE STOCKHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONSULTANTS (INCLUDING, BUT NOT LIMITED TO, EXXON PRODUCTION RESEARCH COMPANY), AFFILIATES, AND REPRESENTATIVES OF SELLER, ESI, AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO (I) THE AMOUNT OF PETROLEUM, GAS, CONDENSATE, OR OTHER RESERVES ATTRIBUTABLE TO ANY PROPERTIES THAT ESI OR ITS SUBSIDIARIES HAVE AN INTEREST IN, OR (II) ANY GEOLOGICAL, GEOPHYSICAL, ENGINEERING, ECONOMIC, OR OTHER INTERPRETATIONS, FORECASTS, OR EVALUATIONS, OR
(III) THE  CONDITION OR PRODUCIBILITY OF RESERVOIRS.

                 (b) Purchaser acknowledges and agrees that: (i) it has the experience and knowledge to evaluate the business, assets, liabilities, financial condition, results of operations, and prospects of ESI and the inherent risks associated therewith; (ii) it has had access to the rooms established in Florham Park, New Jersey, U.S.A., in which certain materials relating to ESI have been placed and made available to prospective purchasers of ESI (the "Data Rooms") and the information contained in, or made available or provided with respect to materials contained in the Offering Summaries and has had access to such of the information and documents referred to in Article II hereof; and (iii) based thereon Purchaser has formed an independent judgment concerning ESI and its business, operations, assets (including Purchaser's own estimate and appraisal of the extent and value of ESI's interests in petroleum and gas reserves), liabilities, financial condition, results of operations, and prospects, and the inherent risks associated therewith.

                 (c) PURCHASER EXPRESSLY UNDERSTANDS AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ARTICLES II, IX, AND XI, PURCHASER ACCEPTS THE CONDITION OF ESI, INCLUDING ANY AND ALL MATTERS AND ASSETS WHATSOEVER RELATED TO ESI, "AS IS, WHERE IS" AND WITHOUT ANY REPRESENTATION, WARRANTY, OR GUARANTEE, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE, OR VALUE OF THE BUSINESS OR ASSETS OF ESI. EXCEPT AS OTHERWISE PROVIDED IN ARTICLES IX AND XI, PURCHASER RELEASES SELLER, ITS AFFILIATES, AND ITS SUBSIDIARIES FROM ALL COSTS, CLAIMS, LOSSES, LIABILITIES, AND DAMAGES WITH RESPECT TO ESI WHETHER CAUSED BY OR ATTRIBUTABLE TO THE NEGLIGENCE OF SELLER AND WHETHER ARISING FROM SELLER'S OWNERSHIP OF THE SHARES OR OTHERWISE. WITHOUT LIMITING THE PRECEDING SENTENCE, AND EXCEPT AS OTHERWISE PROVIDED IN ARTICLES IX AND XI, PURCHASER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND WILL HOLD SELLER, ITS AFFILIATES, AND ITS SUBSIDIARIES HARMLESS FROM ALL CLAIMS AND LIABILITIES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR BE CONNECTED WITH THE PHYSICAL CONDITION OF ESI OR ITS ASSETS.

                 (d) SELLER MAKES NO WARRANTY AND EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE ACCURACY AND COMPLETENESS OF THE FILES AND OTHER INFORMATION (EXCEPT FOR STATEMENTS MADE IN ARTICLE II) THAT IT MAY PROVIDE
PURCHASER.   If Purchaser determines during its review that any files or data may be incomplete or inaccurate, it will either notify Seller of its conclusions specifically and in writing not later than ten (10) days before the Closing or be deemed to have waived all complaints as to the incompleteness or inaccuracy of the files or data. For five (5) years following Closing, however, to the extent that Seller possesses information or data that was missing from the files of ESI (but would properly have been included in such files in the ordinary course of ESI's business) at Closing, Seller shall provide such information or data to Purchaser if such information or data can be so provided at minimal cost and burden to Seller, such information or data is not

"Confidential Seller Information" (as defined in Section 8.7), and Purchaser reimburses Seller for the cost of providing such information or data to Purchaser.

                 (e) Purchaser acknowledges and agrees that it will, at and subsequent to Closing, comply and cause ESI to comply in all material respects with all policies, rules, regulations, and laws, including but not limited to those issued by or on behalf of EGPC.

        3.10     Material Factor.   Purchaser acknowledges that its
representations, warranties, and acknowledgments in this Agreement are a material inducement to Seller to enter into this Agreement and close the sale to Purchaser.

        3.11     Continuing Validity.     The representations and warranties in
favor of Seller contained in this Article III shall survive Closing.

        3.12 Use of ESI Name Except as provided for in Section 8.4 hereof or as is otherwise necessary for the completion of the transaction contemplated by this Agreement or to comply with the terms of the East Zeit Concession Agreement (in either of which cases Purchaser will use all reasonable efforts to remove such necessity), Purchaser agrees that, after Closing, neither it nor ESI nor any of their Affiliates will use or operate under the trade names "Esso Suez Inc.," "ESI," "Exxon," "Esso," or "Suesso," or use any trademarks or service marks associated with or confusingly similar to "Esso Suez Inc.," "ESI," "Exxon," "Esso," or "Suesso."

                                   ARTICLE IV
                              COVENANTS OF SELLER

        From and after the Effective Date and until Funding (as defined in Article 7.3, "Funding"), Seller hereby covenants and agrees that:

        4.1      Access to Documents; Opportunity to Ask Questions.   Seller
shall cause ESI to make available for inspection by Purchaser or its representatives, during normal business hours and upon reasonable prior written request, ESI's corporate records, books of account, contracts, and all other documents reasonably requested by Purchaser, its headquarters and operations managers and supervisors, counsel, and auditors in order to permit Purchaser and such representatives to make reasonable inspection and examination of the assets and affairs of ESI. Seller shall, or shall cause ESI to, promptly furnish to Purchaser copies of: (a) interim and audited financial statements of ESI prepared within the ordinary course of business as of a date, or for a period ending, after the date of the Interim Pro Forma Balance Sheet, and (b) Egyptian tax returns (whether initial or amended) filed by ESI after the date of this Agreement. Seller shall further cause the headquarters and operations managers and supervisors, counsel, and regular independent certified public accountants of ESI to be available upon reasonable notice to answer questions of Purchaser's representatives concerning the assets and affairs of ESI, and shall further cause them to make available all relevant books and records in connection with such inspection and examination.

        4.2      Insurance.

                 (a) Seller and Purchaser acknowledge that Exxon Corporation maintains a worldwide program of property and liability insurance coverage for itself and its Affiliates. This program has been designed to achieve a coordinated risk-management package for the entire Exxon corporate group. The program consists principally of three types of policies:

                         (i)      Policies issued to Exxon Corporation;

                         (ii) Policies issued directly to Affiliates by Exxon's wholly-owned captive insurer, Ancon Insurance Company, Inc. ("Ancon"), a Vermont corporation; and

                         (iii) Policies issued to Affiliates by a locally admitted insurer which are reinsured by Ancon. All of the insurance policies through which the worldwide program of coverage is presently or has previously been provided are herein called the "Exxon/Ancon Policies."

                 (b)     It is understood and agreed by Purchaser that:

                         (i) From and after August 1, 1996, no insurance coverage shall be provided under the Exxon/Ancon Policies to ESI; and

                         (ii) From and after August 1, 1998, any and all policies previously insured or reinsured by Ancon or its predecessor companies insuring ESI shall be deemed terminated, commuted and canceled ab initio;

                         (iii) From and after August 1, 1998, no claims regarding any matter whatsoever, whether or not arising from events occurring prior to August 1, 1996, shall be made by or for ESI against or with respect to any of the Exxon/Ancon Policies regardless of their date of issuance.

                 (c) Purchaser shall indemnify and defend Seller and Exxon Corporation and its Affiliates including Ancon against, and shall hold them harmless from, any claim made after August 1, 1998, against any of the Exxon/Ancon Policies by or through ESI or any person subrogated to ESI's rights, and all costs and expenses (including without limitation attorneys' fees) related thereto. Such indemnity shall cover, without limitation, any claim by an insurer for reinsurance or retrospective premium payments or any prospective premium increases attributable to any such claim.

                 (d) Seller shall cause ESI to keep in full force and effect, without interruption, all insurance policies in effect as of the Effective Date with MISR Insurance Company and to maintain the amount and scope of coverage provided by such policies. Costs of maintaining such insurance shall continue to be borne by ESI, except to the extent that such costs may increase relative to the premium(s) in effect prior to August 1, 1996, as a result of changes in re-insurer(s) following June 1, 1996.

        4.3 Conduct of Business. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Purchaser, from and after the Effective Date and until the Funding Seller hereby covenants and agrees that:

                 (a) Seller shall cause the business of ESI to be conducted in the ordinary course and will use reasonable efforts to maintain, preserve, and protect the assets and goodwill of ESI;

                 (b) Seller shall not permit ESI to adopt or propose any material change to its Certificate of Incorporation or By-Laws;

                 (c) Except as may otherwise be provided for under this Agreement, Seller shall not permit ESI to: (i) declare, set aside or pay any dividend or other distribution to a shareholder with respect to any shares of ESI's capital stock or otherwise, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, ESI;

                 (d) Seller shall not permit ESI to merge or consolidate with any other person or acquire a material amount of assets from any person outside of the ordinary course of business;

                 (e) Seller shall not permit ESI to sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties with an aggregate fair market value exceeding U.S.$100,000 outside of the ordinary course of business;

                 (f) Seller shall not and shall cause ESI to not settle any material audit with respect to Egyptian taxes, make or change any material Egyptian tax election, or file any material amended return with respect to Egyptian taxes;

                 (g) Except as otherwise permitted by this Agreement, Seller shall not permit ESI to: (i) issue any securities; (ii) enter into any amendment of any term of any outstanding security of ESI; (iii) incur any indebtedness for borrowed money except pursuant to vendor or service relationships or existing credit facilities or arrangements; (iv) fail to make any required contribution to any Plans; (v) adopt any new Plans or amend any existing Plans outside the ordinary course of business; (vi) enter into any agreement for additional employment or consulting services; (vii) increase compensation, bonus or other benefits payable to any employee or former employee outside the ordinary course of business, or (viii) enter into any settlement or consent with respect to any pending litigation.

                 (h) Seller shall not permit ESI to change any method of accounting or accounting practice, except for any such change required by GAAP;

                 (i) Seller shall not permit ESI to expend in the aggregate in excess of U.S.$100,000 for any non-budgeted capital expenditures;

                 (j) Seller shall not permit ESI to enter into any futures, hedge, swap, put, call, floor, cap, option or other contracts whose primary purpose is to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, or securities;

                 (k) Seller shall not permit ESI to incur any costs or commit to incur any costs that Seller knows are not potentially recoverable pursuant to the East Zeit Concession Agreement, except for such costs that will result in a reduction in the Purchase Price pursuant to the Adjustment;

                 (l) Seller shall not, and shall not permit ESI to, agree or commit to do any of the actions prohibited under Sections 4.3(b) through (k) (subject to the exceptions and qualifications expressed therein); and

                 (m) Seller shall not, and shall not permit ESI to: (i) take, or agree or commit to take, any action that would make any representation or warranty of Seller under Article II inaccurate in any material respect at, or as of any time prior to, the Closing, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

        4.4      Hart-Scott-Rodino Filings.   Seller shall, and shall cause ESI
to, make any required filings as promptly as possible with the Federal Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hard-Scott-Rodino Act, and it shall, and shall cause ESI to, cooperate with Purchaser in connection with Purchaser's obligation to make such filings or responses to requests for additional information, if any.

        4.5      Conditions Precedent.   Seller shall use reasonable efforts to
cause the conditions precedent to the consummation of the transaction contemplated hereby and set forth in Article VI hereof, for which Seller is responsible, to be satisfied. Seller shall also use all reasonable efforts to assist Purchaser in obtaining all necessary governmental approvals for the transaction contemplated by this Agreement.

        4.6 Environmental Audit. Seller agrees (to the extent permitted under the East Zeit Concession Agreement) to promptly have a "Phase I" and/or "Phase II" environmental audit, of a reasonable scope, conducted by a firm chosen by Purchaser and approved by Seller (which approval shall not be unreasonably withheld) with respect to the land and facilities covered by the East Zeit Concession Agreement or otherwise used or operated by ESI or SUESSO. Such environmental audit shall be conducted at the direction and in accordance with the instructions of Purchaser, and Seller will make all results of such
audit promptly available to Purchaser.     Seller agrees to pay all fees and
expenses reasonably incurred in connection with such environmental audit and the environmental audit contemplated by Section 4.5 of that certain Purchase and Sale Agreement executed between Purchaser and Esso Egypt Limited on July 22, 1996 ("Purchase and Sale Agreement"), up to an aggregated maximum (total) with respect to this Agreement and the Purchase and Sale Agreement of U.S.$150,000. If this Agreement is terminated, Purchaser agrees to treat all audit-related information, data, and documents as confidential and never use or disclose them to any other parties, to provide to Seller all originals of such data and documents, and to provide to Seller or destroy all copies of such data and documents.

        4.7      Special Employee Payment.         Seller will cause ESI to
make a special employee payment as described in the plan presented to Purchaser on July 21, 1996. The cost of such payment shall be for Seller's account.

                                   ARTICLE V
                             COVENANTS OF PURCHASER

        5.1 Hart-Scott-Rodino Filings. Purchaser shall make any required filings as promptly as possible with the Federal Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hart-Scott-Rodino Act, and it shall cooperate with Seller and ESI in connection with such filings or responses to requests for additional information, if any. Purchaser shall use its best efforts to resolve all such objections, if any, as the Antitrust Division of the Department of Justice, the Federal Trade Commission, state antitrust enforcement authorities, or competition authorities of any other jurisdiction may assert under any applicable and/or enforceable antitrust or competition laws with respect to the transaction contemplated hereby. In connection therewith, Purchaser shall commit to and/or effect the sale or other disposition of such of its assets owned or acquired by it prior hereto to the extent necessary or required to comply with, to avoid the entry of, or to effect the dissolution of, any order in any suit brought by a governmental body or private party challenging the transaction contemplated hereby as violative of antitrust or competition laws which would otherwise have the effect of preventing the consummation of the transaction contemplated hereby; provided, however, that Purchaser shall not be required to sell or dispose of assets which, in its reasonable judgment, constitute a material portion of Purchaser's total business.

        5.2      Conditions Precedent.     From and after the Effective Date
and until the Closing, Purchaser hereby covenants and agrees that it shall use all reasonable efforts to cause the conditions precedent to the consummation of the transaction contemplated hereby and set forth in Article VI hereof, for which Purchaser is responsible, to be satisfied.

        5.3 Confidentiality. Purchaser will treat, and will cause its employees, representatives, consultants and advisors to treat, such documents and information concerning Seller and/or ESI furnished to Purchaser and its representatives and agents in connection with this Agreement confidentially in accordance with the terms and provisions of that certain Confidentiality Agreement, dated April 3, 1996, between Purchaser and ESI or its designated representatives and in accordance with the specific confidentiality provisions which are included in any of the agreements to which ESI or Seller is a party.


                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

        6.1      Conditions Precedent to Purchaser's Obligation.   The
obligation of Purchaser to consummate the purchase of the Shares at the Closing is subject to the satisfaction (or waiver by Purchaser where permitted by applicable law) of the following conditions:

                 (a)     Representations and Warranties of Seller.   Each of
the representations and warranties of Seller contained in Article II hereof shall be true and correct in all material respects as of the Closing with the same force and effect as though the same had been made on and as of the Closing, except (i) for changes therein permitted or contemplated hereby and
(ii) to the extent such representations and warranties were made as of a prior, specified date, in which case each such representation and warranty shall be true and correct in all material respects as of the date specified.

                 (b)     Compliance.   Seller shall have performed and complied
in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Seller between the Effective Date and the Closing.

                 (c)     Certificates.   Purchaser shall have received a
certificate to the effect set forth in Sections 6.1(a) and (b) hereof, dated the date of Closing, signed by duly authorized officers of Seller.

                 (d)     No Prohibition.   No action or proceeding shall have
been instituted or threatened or claim or demand made against Purchaser, Seller, or ESI before any court or other governmental body, seeking to restrain, delay, or prohibit or to obtain substantial damages with respect to the consummation of the transaction contemplated hereby, which in the reasonable opinion of Purchaser makes it inadvisable to consummate such transaction.

                 (e)     Seller's Resolution.   Purchaser shall have received a
certificate of a duly authorized officer of Seller, dated the date of Closing, setting forth the resolution of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and certifying that such resolution was duly adopted and has not been rescinded or amended as of the date of Closing.

                 (f) Hart-Scott-Rodino. Any relevant waiting periods under the Hart-Scott-Rodino Act shall have expired or been earlier terminated.

                 (g) South Hurghada Concession. The closing with respect to the Purchase and Sale Agreement shall occur simultaneously with the Closing hereunder..

                 (h) Director and Officer Resignations. Purchaser shall have received the resignations of all directors and officers of ESI and all directors of SUESSO appointed by ESI, to be effective as of the Funding.

                 (i)     Seller Notes.    Seller shall have duly and validly
executed (i) a promissory note payable to ESI in the form of Annex D with a principal amount of U.S.$78,348,303 ("Seller Note 1") and (ii) a second promissory note ("Seller Note 2") payable to ESI in the form of Annex D with a principal amount equal to the amount by which ESI's net intercompany receivable from Seller and its Affiliates (other than ESI) at September 15, 1996, exceeds U.S.$78,348,303.

                 (j)     East Zeit Concession.  Seller and Purchaser shall have
(i) fulfilled all requirements imposed by any Egyptian governmental authority, not unreasonably burdensome to Purchaser, necessary to effect the stock sale contemplated under this Agreement and have the newly-held ESI retain its rights under the East Zeit Concession Agreement (other than any requirement that would result in the transfer of the East Zeit Concession Agreement to or by a person other than ESI or any requirement which could not be reasonably met without Seller's first conditionally conveying the Shares subject to a subsequent approval, ratification, waiver, or similar authorization or permission); (ii) all appropriate Egyptian governmental authorities shall have confirmed in writing that no such requirements are imposed with respect to the transaction contemplated by this Agreement; or (iii) if, after expending all reasonable efforts, confirmation of the matter set forth in clause (ii) above cannot be obtained in writing, then receipt of reliable oral or other confirmation of the matter set forth in clause (ii) above.

        6.2      Conditions Precedent to Seller's Obligation.   The obligation
of Seller to consummate the sale, transfer, and assignment to Purchaser of the Shares at Closing is subject to the satisfaction (or waiver by Seller where permitted by applicable law) as of the date of Closing or other prior date mutually agreed by the Parties in writing of the following conditions:

                 (a) Representations and Warranties of Purchaser. Each of the representations and warranties of Purchaser contained in Article III hereof shall be true and correct in all material respects as of the Closing with the same force and effect as though the same had been made on and as of the date of Closing , except for changes permitted or contemplated hereby.

                 (b)     Compliance.   Purchaser shall have performed and
complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Purchaser between the Effective Date and the Closing.

                 (c)     Certificates.   Seller shall have received a
certificate to the effect set forth in Sections 6.2 (a) and (b) hereof, dated the date of Closing, signed by a duly authorized officer of Purchaser.

                 (d)     No Prohibition.   No action or proceeding shall have
been instituted or threatened or claim or demand made against Purchaser, Seller, or ESI before any court or other governmental body, seeking to restrain, delay, or prohibit, or to obtain substantial damages with respect to the consummation of the transaction contemplated hereby, which in the reasonable opinion of Seller makes it inadvisable to consummate such transaction.

                 (e)     Resolution.   Seller shall have received a certificate
of a duly authorized officer of Purchaser, dated the date of Closing, setting forth the resolution of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and certifying that such resolution was duly adopted and has not been rescinded or amended as of the Closing.

                 (f) Hart-Scott-Rodino. Any relevant waiting periods under the Hart-Scott-Rodino Act shall have expired or been earlier terminated.

                 (g) South Hurghada Concession. The closing with respect to the Purchase and Sale Agreement shall occur simultaneously with the Closing.

                 (h) East Zeit Concession. Seller and Purchaser shall have (i) fulfilled all requirements imposed by any Egyptian governmental authority, not unreasonably burdensome to Seller, necessary to effect the stock sale contemplated under this Agreement and have the newly-held ESI retain its rights under the East Zeit Concession Agreement (other than any requirement that would result in the transfer of the East Zeit Concession Agreement to or by a person other than ESI or any requirement which could not be reasonably met without Seller's first conditionally conveying the Shares subject to a subsequent approval, ratification, waiver, or similar authorization or permission); (ii) all appropriate Egyptian governmental authorities shall have confirmed in writing that no such requirements are imposed with respect to the transaction contemplated by this Agreement; or (iii) if, after expending all reasonable efforts, confirmation of the matter set forth in clause (ii) above cannot be obtained in writing, then receipt of reliable oral or other confirmation of the matter set forth in clause (ii) above.


                 (i) License Agreement. The Parties shall have executed a license agreement to govern any unavoidable, post-Funding use by ESI or Purchaser of the names referred to in Sections 3.12 and/or 8.4. Neither Purchaser nor ESI shall owe any fee under such agreement, and such agreement will be negotiated by the Parties in good faith.

        6.3      Expedited Arbitration for Claim of Pre-Closing Material Breach

                 (a) If, prior to Closing, one party ("Claimor") has served a notice on the other party ("Claimee") stating that it considers that Claimee is in material breach of a representation or warranty as contained in Article II or Article III of this Agreement or any provision of any Schedule or another provision of this Agreement entitling Claimor to terminate this Agreement and Claimee disputes that Claimor is so entitled, the Parties shall immediately negotiate in good faith to resolve the dispute. If no such agreement is reached within seven (7) days of the notice served upon Claimee (or such longer period as the Parties shall agree), the matter shall be referred immediately to a single commercial arbitrator in New York, who shall be appointed within forty-eight (48) hours but otherwise in accordance with the provisions of
Section 10.7 hereof. The arbitrator shall be instructed to determine within twenty-one (21) days of his appointment whether or not the Claimee is in material breach of the Agreement entitling Claimor to terminate this Agreement.

                 (b)     Each Party shall submit to the arbitrator within seven
(7) Business Days (as defined in Section 7.1(a) hereof) of the appointment of the arbitrator:

                         (i)      a description of the dispute;

                         (ii) the grounds on which each Party relies in seeking to have the dispute determined in its favor; and

                         (iii) all written material which the Party proposes to submit to the arbitrator.

                 (c) On receipt by the arbitrator of the submissions referred to above or seven (7) Business Days from his appointment, whichever is the earlier, the arbitrator shall designate a time and place for a hearing of the Parties on their dispute, which time shall not be more than fifteen (15) days after the arbitrator's appointment. The arbitrator shall be instructed to reach his decision within five (5) Business Days from the date of commencement of the hearing. The determination of the arbitrator shall be final and binding on the Parties upon delivery to them of the arbitrator's written determination, save in the event of (i) prejudicial corruption, fraud, or misconduct, or (ii) an arbitrator's partiality.

All costs arising out of or in connection with the arbitrator shall be borne by Claimor on the one hand and Claimee on the other in equal shares or in such other proportions as the arbitrator may determine to be fair and reasonable.

                 (d) If the arbitrator does not render a decision (resolving the dispute, finding good cause for a Party's delay, or sanctioning a Party for delay) within a period of twenty-one (21) days from his appointment, for whatever reason, or such shorter or longer period as the Parties may agree in writing, either Claimor or Claimee may, upon giving notice to the other, terminate the appointment of the arbitrator, and a new arbitrator shall be appointed who shall resolve the dispute in accordance with this
Section 6.3.

                 (e) If the arbitrator determines that Claimor is entitled to terminate this Agreement, such termination shall be without liability to Claimor, and Claimee shall indemnify Claimor for all its reasonable costs and expenses relating to the negotiation, preparation, and execution of this Agreement, excluding all costs of the arbitration conducted pursuant to this
Section 6.3.

                 (f) In the event that Claimor serves a notice as aforesaid on Claimee, Closing shall be postponed until after the dispute has been resolved by the arbitrator and any time periods referred to in Article VII of this Agreement relating to the timing of Closing shall be frozen until receipt of the arbitrator's written determination.

                 (g) If the arbitrator shall determine that Claimee is in breach of the Agreement but that the breach is not sufficiently material to entitle Claimor to terminate this Agreement, Claimor shall, after receipt of the arbitrator's written determination, proceed to Closing in accordance with the terms of this Agreement, without prejudice to any rights Claimor may have to seek damages from Claimee for breach of the provisions of this Agreement.


                                  ARTICLE VII
                       CLOSING; TERMINATION OF AGREEMENT

        7.1      Closing Date;  Closing.

                 (a) The closing hereunder (herein called the "Closing") shall take place at the offices of Vinson and Elkins L.L.P. located at 2300 First City Tower, 1001 Fannin, Houston, Texas 77002 (the "Closing Site") at 10:00 A.M. (Houston time) on October 2, 1996. Notwithstanding the foregoing sentence, but subject to satisfaction at Closing (unless appropriately waived) of all of the conditions set forth in Sections 6.1 and 6.2 hereunder, if the Closing shall not have occurred by October 2, 1996, the Closing shall take place at 10:00 A.M. (Houston time) at the Closing Site on the third business day following the first date on which all of the conditions precedent (other than any conditions precedent that have been appropriately waived on or prior to such date) set forth in (i) Sections 6.1(d), 6.1(f), 6.1(j), 6.2(d), 6.2(f) and 6.2(h) hereunder and Sections 6.1(d), 6.1(f), 6.2(d) and 6.2(f) of the Purchase and Sale Agreement shall have been satisfied and (ii) Sections 6.1(a), 6.1(b), 6.2(a) and 6.2(b) hereunder and Sections 6.1(a), 6.1(b), 6.2(a) and
6.2(b) of the Purchase and Sale Agreement could have been satisfied if Closing were to occur on such date. In lieu of the foregoing provisions of this
Section 7.1(a), the Closing may take place at such other place or at such other time and date as may be mutually agreed upon in writing by Purchaser and Seller pursuant to this Section 7.1.

                 (b) All proceedings to be taken and all documents to be executed and delivered by the Parties at Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

        7.2      Termination.

                 (a) Anything in this Agreement to the contrary notwithstanding, this Agreement and the transaction contemplated hereby may be terminated in any of the following ways at any time prior to Closing:

                         (i) By mutual written consent of Purchaser and Seller; or

                         (ii) By Seller in writing pursuant to Section 3 of Annex A hereto; or

                         (iii) By either Purchaser or Seller in writing (provided that such terminating Party is not otherwise in material breach ofany obligation under this Agreement) if the Closing has not occurred for any reason (including, without limitation, failure of a condition to Closing) on or before December 20,1996 after the Delayed Closing Date.

                 (b)     Termination of this Agreement pursuant to this Section
7.2 shall terminate all obligations of the Parties hereunder, except for the obligations set forth in Sections 4.6, 5.3 and 10.8 hereof, provided, however, that (i) termination pursuant to Section 7.2(a)(iii) hereof shall not relieve a defaulting or breaching Party from any liability to the other Party and (ii) if Seller has deliberately caused maters to arise to enable it to terminate this Agreement under Section 7.2(a)(ii), termination under 7.2(a)(ii) shall not relieve a defaulting or breaching Party from any liability to the other Party.

        7.3 Funding Date; Funding. The funding hereunder (herein called the "Funding") shall take place after Closing upon receipt by the Seller of the funds pursuant to the Letter of Credit referred to in Annex B.

                                  ARTICLE VIII
                DELIVERIES AT CLOSING AND ACTIONS TO BE TAKEN AT
                            OR SUBSEQUENT TO CLOSING

        8.1      Deliveries by Seller.

                 (a) At Closing, Seller shall deliver, or shall cause to be delivered, to Chase Manhattan Bank, N. A. (the "Bank"), to be held by the Bank in escrow, pursuant to the terms of the Letter of Credit in the form attached as Annex B, the following:

                         (i) Certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer. In addition, there shall be affixed to such certificates all requisite stock transfer tax stamps, if any, or, in lieu thereof, a check from Seller to the order of Purchaser to defray the cost of all such stock transfer taxes, if any.

                         (ii)     Seller Note 1 and Seller Note 2.

                         (iii) Each of the letters described in Section 3 of Annex B.

                 (b) At Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                         (i) The certificate signed by Seller as referred to in Section 6.1 (c) hereof.

                         (ii) The certified resolution of the Board of Directors of Seller referred to in Section 6.1 (e) hereof.

                         (iii)    The resignations referred to in Section
                         6.1(h).

        8.2      Deliveries by Purchaser.

                 (a) At Closing, the Purchaser shall deliver to Seller the following:

                         (i)      the Letter of Credit.

                         (ii) The certificate signed by a duly authorized officer of Purchaser referred to in Section 6.2 (c) hereof.

                         (iii) The certified resolution of the Board of Directors of Purchaser referred to in Section 6.2 (e) hereof.

                 (b) At Closing, Purchaser shall deliver, or shall cause to be delivered, to the Bank, to be held by the Bank in escrow pursuant to the terms of the Letter of Credit in the form attached as Annex B, the following:

                         (i) The Purchaser Note, duly and validly executed by Purchaser.

                         (ii) Each of the letters described in Section 3 of Annex B.

        8.3      Housing.         Purchaser agrees to have ESI continue to make
available to Seller's or any Seller's Affiliate's expatriate personnel, during the period that any such personnel participate in any mutually agreed post-Funding transition assistance program for the benefit of ESI or Purchaser, such personnel's current residences, to the extent that such residences are leased by ESI on the Effective Date, until the earlier of (i) termination of such transition program or (ii) expiration of the applicable residential lease if not renewed or extended by ESI or Purchaser.

        8.4      Change of ESI Name and Removal of ESI Name.

                 (a) As soon as practicable but in any event not later than ninety (90) days from Funding unless prohibited by the terms of the East Zeit Concession Agreement (in which case Purchaser shall use all reasonable efforts to remove or overcome such prohibition), the names of ESI and every ESI subsidiary shall be changed to ones which do not use the words "Exxon" or "Esso" or "Suesso" or any name which might be confused with or similar to such names. Seller shall provide all necessary assistance required to complete such name change. Seller reserves the right to participate in the fulfillment of such requirements, and Seller and Purchaser shall cooperate with each other to
expedite such name changes.   All expenses and costs related to such name
changes shall be for account of Purchaser.

                 (b) Seller shall have the right, but not the responsibility, and Purchaser shall have the responsibility, to remove ESI's names from ESI-owned or operated properties and facilities. Purchaser hereby agrees to cause ESI to grant Seller a right of access after Funding to ESI-owned or operated properties and facilities to remove ESI's names therefrom (at Purchaser's expense) or to confirm that Purchaser has done so. To the extent Seller has not done so, Purchaser shall, within ninety (90) days from Funding, remove all signs and references to ESI and shall erect or install all signs complying with any applicable governmental rules and regulations. At the conclusion of the ninety (90) day term, or such earlier period as Purchaser advises Seller that ESI's name has been removed from all properties and facilities, Seller may inspect to confirm removal. If removal has not been completed Seller shall thereafter have the right to inspect each subsequent time Purchaser advises that all signs have been removed.

                 (c) To the extent within Purchaser's control and ability, the provisions of Section 8.4(b) shall apply mutatis mutandis to Suesso's names, properties, and facilities.

        8.5      Return of Seller's Proprietary Materials.   Purchaser
acknowledges and agrees that those materials set forth on Schedule 8.5 hereto provided by Seller and/or its Affiliates for use by ESI during the period when Seller was a stockholder of ESI will be removed by Seller prior to Closing.

        8.6      License of Data to Seller.   Purchaser hereby acknowledges
that ESI has or will license the information described in Schedule 8.5 hereto to Seller and its Affiliates before Closing, at no cost, on the terms stipulated in licenses with provisions to be negotiated in good faith and mutually agreed by the Parties within ten (10) business days of the Effective Date, and Purchaser further agrees that it shall not cause ESI to take any actions which may in any manner invalidate or call into question the validity of said licenses. Such licenses will not be transferrable by Seller or its Affiliates to any party other than Seller or an Affiliate of Seller, and Seller and its Affiliates must treat information as Confidential ESI Information

        8.7     Confidential Information

                (a)      For purposes of this Section 8.7:

                         (i) "Confidential ESI Information" means that information prepared by ESI or bearing ESI's name or mark which is or has been marked (at time of origin) "Confidential" or "Proprietary" or "Company Use" by ESI, except for that set forth in Schedule 8.5 hereto;

                         (ii) "Confidential Seller Information" means that information prepared by Seller or its Affiliate (other than ESI) or bearing Seller's or its Affiliate's (other than ESI's) name or mark and which is or has been marked (at time of origin) "Confidential" or "Proprietary" or "Company Use" by Seller or its Affiliate (other than ESI); and

                         (iii) Seller and Purchaser intend that, after Funding, neither Purchaser nor ESI will knowingly possess any Confidential Seller Information.

                (b) For ten (10) years commencing on the Effective Date, Purchaser and ESI:

                         (i) may not use or disclose Confidential Seller Information;

                         (ii) shall make every effort to prevent the use or disclosure of Confidential Seller Information;

                         (iii) shall, immediately upon discovery, disclose to the proper proprietor of Confidential Seller Information that Purchaser and/or ESI is in possession of Confidential Seller Information and comply with the proprietor's request to either destroy Confidential Seller Information or return Confidential Seller Information to the proprietor.

                (c)      For ten (10)  years commencing on the Effective Date,
Seller:

                         (i) may not use or disclose Confidential ESI Information to any persons or entities other than itself or its Affiliates; and

                         (ii) shall make every effort to prevent the use or disclosure of Confidential ESI Information otherwise than as provided for in Section 8.7
                                 (c) (i) hereof.

                (d)      The provisions of this Section 8.7 do not apply:

                         (i) if the receiving party or anyone to whom the receiving party directly or indirectly transmits the Confidential ESI Information or Confidential Seller Information pursuant to this Section 8.7 is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or similar process) to disclose the Confidential ESI Information or Confidential Seller Information as the case may be; in such circumstances, the receiving party, will provide the proprietor with prompt written notice so that the proprietor may inter alia seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.7. In the event that such protective order or other remedy is not obtained, or that proprietor, in its sole discretion, expressly in writing waives compliance with any provision of this Section 8.7, the disclosing party will furnish only that portion of the Confidential ESI Information or Confidential Seller Information (as the case may be) which it is advised by opinion of counsel is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential ESI Information or Confidential Seller Information (as the case may be).

                         (ii) to any Confidential ESI Information or Confidential Seller Information which becomes public knowledge subsequently without breach of this Section 8.7 by the receiving party, which is known to the receiving party on a non-confidential basis before receipt of such information from the proprietor, or which is received subsequently from a third party in circumstances not involving the breach of a confidentiality obligation.

                (e) Documents which proprietor considers to be subject to any attorney-client or work product privilege as to that document or any other document are intended to remain privileged notwithstanding any inadvertent or unintentional disclosure.

        8.8     Intercompany Accounts.    To the extent ESI intercompany
payables or receivables are identified after September 15, 1996, the net amount will be credited to Seller or Purchaser, at Funding, as appropriate.

                                   ARTICLE IX
                      INDEMNIFICATION AND RELATED MATTERS

        9.1      Indemnification

(a)     Indemnification by Purchaser.   Subject to the provisions of Section
4.2(c), this Article IX, and Article XI, Purchaser agrees to discharge and release and shall indemnify and hold Seller, its Affiliates (including but not limited to Ancon Insurance Company, Inc., its predecessor companies, and Exxon Production Research Company), and Seller's and all Affiliates' stockholders, directors, officers, employees, agents, and consultants harmless from and against:

                         (i)      Any and all Claims, Liabilities, and
obligations resulting from the failure of any of the representations and warranties contained in Article III of this Agreement to have been true in all material respects when made and as of the Closing, and (without limitation of the foregoing), for such representations and warranties as were made as of a specified date, any and all Claims, Liabilities, and obligations resulting from the failure of such representations and warranties to have been true in all material respects as of such specified date;

                         (ii)     Any and all Claims, Liabilities, and
obligations resulting from the failure of Purchaser to acknowledge or comply in all material respects with any of the covenants and acknowledgments contained in this Agreement which are required to be performed or acknowledged by Purchaser; and

                         (iii)    Except to the extent provided otherwise in
Section 4.2(c), 9.2(b), and Article XI, any and all Claims, Liabilities, and obligations based upon, attributable to, or resulting from the business or operations of ESI, its successor(s), or any ESI Subsidiary or its successor(s), whether arising from conditions or events which exist or occur prior to Closing, at Closing, or after Closing, in each instance including Claims, Liabilities, and obligations resulting from the negligence or strict liability of Seller, whether the negligence or strict liability is active, passive, joint, concurrent, or sole.

                 (b)     Indemnification by Seller.        Subject to the
provisions of this Article IX, Seller agrees to discharge and release and shall indemnify and hold Purchaser, Purchaser's Affiliates, and Purchaser's and Purchaser's Affiliates' stockholders, directors, officers, employees, agents, and consultants (collectively, the "Purchaser Indemnitees") harmless from and against any and all Claims, Liabilities, and obligations resulting from the failure or breach, as of the Closing, of (i) any of the representations, warranties, covenants, or agreements contained in Sections 2.2, 2.3, 2.4, 2.15, 2.19, 4.3(i), and 4.3(j), and 4.3(l) (to the extent 4.3(l) relates to Sections 4.3(i) and 4.3(j)) (collectively, "Purchaser Basket Losses"); and (ii) the covenants or agreements contained in Section 4.3(c) and 4.3(l) (to the extent 4.3(l) relates to Section 4.3(c)).

        9.2      Seller Deductible.

                 Seller shall not be required to indemnify the Purchaser Indemnitees pursuant to Section 9.1(b)(i) until the aggregate of (i) Purchaser Basket Losses pursuant to Section 9.1(b)(i) hereunder and (ii) Basket Losses pursuant to Section 9.2(b)(i) of the Purchase and Sale Agreement exceeds U.S.$500,000.00 (the "Deductible"), and then only to the extent that the sum of Purchaser Basket Losses and Basket Losses exceeds the Deductible.

        9.3      Survival of Indemnity Obligations.

                 (a) Indemnity obligations of Purchaser under this Article IX shall not be limited as to time.

                 (b) Indemnity obligations of Seller pursuant to Section 9.1(b) shall be limited to matters with respect to which a notice has been delivered to Seller by Purchaser pursuant to Section 9.4 on or before two (2) years following Funding.

                 (c) Indemnity obligations of Seller pursuant to Section 9.7(b) shall not be limited as to time.

                 (d) The Parties further agree that in order to assert a claim for indemnification pursuant to this Agreement for a breach of any representation, warranty, covenant, or other agreement, the Party seeking indemnification must provide the other Party written notice of such claim pursuant to Section 9.4 hereof.

        9.4      Notice of Indemnification.

                 In the event any legal proceeding shall be initiated or any Claim shall be asserted against a Protected Party (either Party, as the case may be, potentially having indemnification rights under this Article IX) by any person in respect of which payment may be sought by the

Protected Party from the other Party under the provisions of this Article IX, the Protected Party shall promptly cause written notice of the assertion of any such Claim of which it has knowledge, to be forwarded to the other Party.

        9.5      Indemnification Procedure for Third-Party Claims.

                 (a) In the event of the initiation of any legal proceeding against a Protected Party by a third party, for which indemnification is sought pursuant to this Article IX, the other Party shall have the right after its receipt of the related notice, at its sole option and expense, to defend against, negotiate, settle, or otherwise deal with such proceeding, and any Claim relating thereto or arising therefrom, and for these purposes to retain
and be represented by counsel of its choice ("Right of Defense").   The
exercise of this Right of Defense shall, however, be without prejudice to the Protected Party's own right to participate in any such proceeding with counsel of its choice and at its expense. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation, appeal, or settlement of any such legal proceeding, claim, or demand.

                 (b)     Purchaser shall give prior written notice to Seller of
its intention to exercise said Right of Defense.   In the event that Purchaser
elects not to exercise such Right of Defense, Seller shall defend against or otherwise deal with any such proceeding, claim, or demand, and for these purposes shall have the right to retain counsel, at the expense of the Purchaser, and control the defense of such proceeding.

        9.6      Definitions.   For purposes of this Article IX:

                 (a) "Claim" or "Claims" shall mean collectively all claims, demands, causes of action, and lawsuits asserted or filed by any person, including an artificial or natural person, any governmental entity, or a third party.

                 (b) "Liability" or "Liabilities" shall mean collectively all damages (including consequential and punitive damages), including those for personal injury, death, or damage to personal or real property (both surface and subsurface) and costs for remediation, restoration, or cleanup of contamination; expenses; losses; fines; penalties; attorneys' fees; and court and other legal costs incurred in defending any Claim, liens, or judgments, whether these damages or other costs are known or unknown, foreseeable or unforeseeable, on the Effective Date.

        9.7      No Brokers.

                 (a) Purchaser represents to Seller that it has had no dealings with any broker or finder in connection with the transaction
contemplated by this Agreement.   Purchaser agrees to indemnify and hold Seller
and its Affiliates harmless from and against any and all liability to which Seller or its Affiliates may be subjected by reason of any broker's, finder's, or similar fee or commission with respect to the transaction contemplated by this Agreement to the extent such fee or commission is attributable to any action taken by or on behalf of Purchaser or its Affiliate(s).

                 (b) Seller represents to Purchaser that neither it nor ESI has had any dealings with any broker or finder in connection with the transaction contemplated by this Agreement. Seller agrees to indemnify and hold Purchaser and its Affiliates harmless from and against any and all liability to which Purchaser or its Affiliatesmay be subjected by reason of any broker's, finder's, or similar fee or commission with respect to the transaction contemplated by this Agreement to the extent such fee or commission is attributable to any action taken by or on behalf of Seller or its Affiliate(s).


        9.8      Inducement to Seller.   Purchaser acknowledges that it
evaluated the obligations under this Article IX before it determined and submitted its bid for the Shares and that its assumption of these obligations is a material inducement to Seller to enter into this Agreement and close the sale to Purchaser.

                                   ARTICLE X
                                    GENERAL

        10.1     Specific Performance.   The Parties hereto acknowledge and
agree that irreparable damage would result if this Agreement were not
specifically enforced.   Therefore, the rights and obligations of the Parties
under this Agreement, including, without limitation, their respective rights and obligations to sell and to purchase the Shares, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection
therewith.   Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

        10.2     Notices.

                 (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or transmitted by telecopier; telex; or documented overnight delivery service or registered or certified airmail, return receipt requested, postage prepaid, on the date shown on the receipt therefor:


                 (i)     if to Purchaser:

                                          John W. Elias
                                          Executive Vice President and Chief
                                          Operating Officer Seagull Energy
                                          Corporation 1001 Fannin, Suite 1700
                                          Houston, TX 77002-6794 Faccimile:
                                          (713) 951-4733

                         with a copy to:

                                          James H. Wilson
                                          Vinson & Elkins L.L.P.
                                          2300 First City Tower
                                          1001 Fannin
                                          Houston, TX 77002-6760
                                          Facsimile:  (713) 615-5926

                 (ii)    if to Seller:            Exxon Company, International
                                                  200 Park Avenue, Bldg. 224
                                                  Florham Park, N.J.  07932-1002
                                                  Attn:   Upstream Planning &
                                                  Business Analysis Manager
                                                  Facsimile (201) 765-4988

                 (b) In the absence of evidence of earlier receipt, a notice or other communication under this Agreement is deemed to be given:

                         (i) if delivered personally, when left at the address referred to above;

                         (ii) if sent by overnight delivery service, the next Business Day;

                         (iii) if sent by registered or certified airmail, six (6) Business Days after posting;

                         (iv) if sent by telecopier, on completion of the transmission if transmitted on a Business Day, and if not, on the next Business Day;

                         (v) if sent by telex, on receipt of the correct answer back.

        10.3     Amendments.   This Agreement may be amended, modified,
superseded, or canceled, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by an instrument in writing signed by each of the Parties or, in the case of a waiver, by or on behalf of the waiving Party.

        10.4     Entire Agreement.   This Agreement, including the schedules
hereto, any written amendments satisfying the requirements of Section 10.3 hereof, and the Confidentiality Agreement referred to in Section 5.3 hereof, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the Parties with respect to such matters.

        10.5     Successors and Assigns.   This Agreement shall be binding upon
and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned or transferred without the prior written consent of Seller, except that Purchaser may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary designated by Purchaser, but no such assignment shall in any way operate to enlarge any obligation of or due Seller or relieve Purchaser of its obligations hereunder, and provided, however, that (1) the proposed assignee agrees in writing, for Seller's benefit, to be bound by all the terms and conditions of this Agreement, (2) Purchaser provides prior written notice to Seller of the proposed assignment and makes such assignment prior to Closing, and (3) Purchaser provides Seller a copy of the assignment and the proposed assignee's agreement in writing to be bound by all the terms and conditions of this Agreement. .In the event EGPC or the Government of Egypt fails to approve of the transfer of Seller's interest in ESI to such assignee, Purchaser agrees to create or utilize another direct direct or indirect wholly-owned subsidary who would be acceptable to EGPC and the Government of Egypt and assign (without relieving Purchaser of its obligations hereunder) its rights and obligations hereunder to such subsidiary.


        10.6     Headings.   The Article and Section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.7. Applicable Law; Arbitration; Submission to Jurisdiction; Consent to Service of Process.

                 (a) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of law rules therein.

                 (b) Except as provided under Section 10.1 hereof, any dispute arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce, by three arbitrators (except where a single arbitrator is specified herein) appointed in accordance
with said Rules.   The place of such arbitration shall be in the City of New
York, New York, USA, or such other place as mutually agreed by the Parties, and
shall be conducted in the English language.   The award rendered by the
arbitrators shall be final and binding upon the Parties. Purchaser and Seller waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. Purchaser and Seller agree that the arbitral award may be enforced against them or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

                 (c) In the event that an action is brought for an injunction or other equitable remedy in accordance with Section 10.1 hereof or for specific performance or other equitable remedy, such action may be brought and prosecuted in the United States District Court for the Southern District of the State of New York (or, failing subject matter jurisdiction in such federal court, the/an appropriate New York State court located in Manhattan, New York
City). For this purpose each Party irrevocably: (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of the State of New York (or, failing subject matter jurisdiction in such federal court, the/an appropriate New York State court located in Manhattan,

New York City) and (ii) waives any objection which it may have at any time to the laying of venue of any suit, action, or proceeding ("Proceedings") brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. Each Party not resident in the State of New York irrevocably appoints each of its Affiliates resident in the State of New York to receive, for it and on its
behalf, service of process in any Proceedings.   If for any reason such
Affiliates are unable to act as its agent for service of process, or the Party does not have an Affiliate resident in the State of New York, such Party will promptly notify the other Party and, within thirty (30) days following the Effective Date, appoint a substitute process agent acceptable to the other
Party.   The Parties irrevocably consent to service of process given in the
manner provided for notices in Section 10.2 hereof.   Nothing in this Agreement
will affect the right of any party to serve process in any other manner permitted by law.

        10.8 Expenses. Whether or not the transaction contemplated hereby is consummated, the Parties hereto shall pay their own respective expenses, except as otherwise provided in this Agreement.

        10.9     Severability.   If at any time subsequent to the Effective
Date, any provision of this Agreement shall be held by any court of competent jurisdiction or any validly constituted arbitral body to be illegal, void, or unenforceable, such provision shall cease to be of any force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

        10.10    Public Announcements.   Neither Seller (nor any of its
Affiliates) nor Purchaser (nor any of its Affiliates) shall make any public statements including, without limitation, any press releases, with respect to this Agreement and the transaction contemplated hereby without the prior written consent of the other Party (which consent may not be unreasonably withheld or delayed), except as may be required by law or regulations of national securities exchanges or commissions and then only after prior consultation with the other Party.

        10.11    Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        10.12    Books and Records;  Personnel.   For a period of seven (7)
years after Closing (or such longer period as may be required by any appropriate governmental body or ongoing legal proceeding):

                 (a)     Purchaser shall cause ESI not to dispose of or destroy
any of its business records or files in existence at Closing.   If Purchaser
wishes to cause ESI to dispose of or destroy such records or files after that time, it shall first give thirty (30) days' prior written notice to Seller, and Seller shall have the right, at its option and expense, upon prior written notice to Purchaser within such thirty (30) day period, to take possession of the records and files within sixty (60) days after the date of Seller's notice to Purchaser.

                 (b) Purchaser shall cause ESI to allow Seller and its representatives access to all business records and files relating to ESI which are in existence at Closing, during regular business hours and upon reasonable notice at ESI's principal place of business or at any location where such records are stored, and Seller shall have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of ESI's business or operations, and Purchaser may condition such access or copying upon the execution by Seller of one or more agreements that deem the information obtained to be "Confidential ESI Information" subject to Section 8.7.

                 (c) Purchaser shall cause ESI to make available to Seller, upon written request and at Seller's expense, (i) ESI's personnel to assist Seller in locating and obtaining records and files maintained by ESI and (ii) any of ESI's personnel whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, any existing or future litigation, arbitration, administrative proceeding, tax return preparation, or other matter in which Seller or any of its Affiliates are involved.

        10.13    No Admission.   Neither this Agreement, nor any part of it,
nor any performance under this Agreement, nor any payment of any amount under this Agreement, will constitute or may be construed as a finding, evidence of, or an admission or acknowledgment of any liability, fault, past or present wrongdoing, or violation of law, rule, regulation, or policy, by either Seller or Purchaser.

        10.14    No Third-Party Beneficiaries.   There are no third-party
beneficiaries of this Agreement, except for parties indemnified and held harmless under Article IX.

        10.15    Schedules.   All schedules referred to in this Agreement are
incorporated by reference.

        10.16    "Includes".   The word "includes" and its syntactical variants
mean "includes, but is not limited to" and corresponding syntactical variants. The rule ejusdem generis may not be invoked to restrict or limit the scope of a general term or phrase followed or preceded by an enumeration of particular examples.

        10.17    Not to be Construed Against Draftor.   Purchaser acknowledges
that it has read this Agreement, has had opportunity to review it with an
attorney of its choice, and has agreed to all of its terms.   Under these
circumstances, the Parties agree that any rule of construction that a contract be construed against the draftor shall not be applied in interpreting this Agreement.

        10.18    Execution by the Parties.   Neither the submission of this
instrument or any information concerning the Shares for Purchaser's examination, nor any discussions or negotiations between the Parties, shall constitute an offer to sell a reservation of or an option for the Shares, and this instrument and the underlying transaction will become enforceable and binding between the Parties only upon its execution and delivery by both of them.

                                   ARTICLE XI
                              CERTAIN TAX MATTERS

                 11.1 Certain Tax Matters. Seller and Purchaser hereby agree as follows:

                           (a)   The income of ESI (including any deferred
income triggered into income by Reg. Sections 1.1502-13, and any excess loss accounts taken into income under Reg. Section 1.1502-19) shall be included on the Seller's consolidated U.S. federal income tax returns for all periods through the date of Funding and Seller shall pay any U.S. federal income taxes attributable to such income. ESI will furnish tax information to Seller for inclusion in Seller's U.S. federal consolidated income tax return for the period which includes the date of Funding in accordance with ESI's past custom and practice. Purchaser will be responsible for any taxes attributable to the period after the date of Funding.

                         (b)     ESI will not elect to be excluded from the
Seller consolidated group under Reg. Section 1.1502-76(b)(5)(ii) for the Seller group taxable year that includes the date of Funding.

                         (c)     At Seller's request, Purchaser will cause ESI
to make or join with Seller in making any election after the date of Funding if the making of such election is deemed necessary by Seller for pre-Funding tax purposes and does not have a material adverse impact on Purchaser or ESI for any post-Funding tax period.

                         (d)     Purchaser and ESI will cause ESI's Egyptian
tax return or report for the taxable period that begins before and ends after the date of Funding to be audited by an independent tax professional before such return or report is filed, and shall provide copies of such return or report and the audit report to Seller, as soon as practicable, but no later than April 30, 1997.

                11.2 IRC Sec. 338(h)(10) Election. Purchaser agrees to make and Seller agrees to join Purchaser in making an election under Sections 338(g) and 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares hereunder. If Purchaser's assignee does not file U.S. income tax returns, Seller agrees to file Internal Revenue Service Form 8023-A, entitled "Corporate Qualified Stock Purchases," on behalf of Purchaser's assignee with the Office of the Assistant Commissioner (International), Attention: Chief of Examination, 950 L'Enfant Plaza South, S.W., Washington, D.C. 20024. Seller agrees to file Internal Revenue Service Form 8023-A on behalf of Purchaser or its assignee with the District Director (Attention: Chief of Examination) for the U.S. Internal Revenue district where the U.S. principal place of business or the U.S. principal office or agency of Purchaser (or its assignee) is located.

                11.3     Liability for Taxes and Related Matters.

                         (a) Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election. Seller also will pay any state, local or foreign tax (and indemnify Purchaser and ESI against any adverse consequences arising out of any failure to pay such tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Shares hereunder where the state, local or foreign tax jurisdiction (y) does not provide for or recognize an election under Section 338(h)(10) of the Code or (z) does not apply its provisions corresponding to Section 338(h)(10) of the Code to the purchase and sale of the Shares.

                         (b) Seller agrees to pay and shall be liable for all stock transfer Taxes levied or payable with respect to the transfer of the Shares to Purchaser.

                         (c) Seller shall be liable for (i) all Taxes which are imposed on or incurred by ESI for any taxable period ending on or before Funding,
                                 (ii) a portion, determined as described in subsection (e) of this Section 11.3, of any Taxes which are imposed on or incurred by ESI for any taxable period which begins before and ends after Funding for that part of the taxable period up to and including the date of Funding, (iii) all Taxes that are imposed on ESI because ESI ceases on the date of Funding to be a member of a group filing consolidated, combined or unitary returns; and (iv) all Taxes of Seller and its Affiliates that are imposed on ESI solely on the basis of its joint and several liability for such Taxes (including, without limitation, any liability imposed on ESI pursuant to Reg. Section 1.1502-6 for federal income taxes incurred by any member of the Seller Group other than
                                 ESI).

                         (d) Purchaser shall be liable for all other Taxes, other than those Taxes described in subsections (a), (b), and (c) of this Section 11.3, which are imposed on or incurred by ESI.

                         (e)     Whenever it is necessary for purposes of this
                                 Section 11.3 to determine the Taxes of ESI for a taxable period that begins before and ends after the Funding, the determination shall be made by assuming that ESI had a taxable period which ended at the close of the date of Funding, except that exemptions, allowances and/or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis and in accordance with ESI's audited Egyptian tax return provided for in Subsection (d) of Section 11.1 hereof. Purchaser and Seller agree that any tax apportionments will be based upon the laws and regulations applicable to the filing of any tax returns for the apportioned taxable period and will not be based solely upon the laws and regulations in effect at the time of Funding. In the case of any property (including ad valorem) Tax, the liability for such Tax shall be allocated between Seller and Purchaser by prorating such Tax (x) to Seller in the ratio that the number of days in the taxable period prior to and including the date of Funding bears to the total number of days in the taxable period and (y) to Purchaser in the ratio that the number of days in the taxable period after the date of Funding bears to the total number of days in the taxable period. Final settlement of any apportioned Taxes between Seller and Purchaser shall occur as soon as practicable after the returns for such Taxes are filed, but no later than 30 days thereafter.

                         (f) If Purchaser or ESI receives a refund of any Taxes described in subsections (a), (b), or
                                 (c) of this Section 11.3, Purchaser shall, within thirty (30) days after receipt of such refund, remit it to Seller. If Seller receives a refund of any Taxes described in subsection (d) of this Section 11.3, Seller shall, within thirty (30) days after receipt of such refund, remit it to Purchaser.

                         (g) Seller shall have responsibility for all audits and other proceedings involving the liability of ESI for Taxes for any taxable period for which Seller is solely liable under subsections (a), (b), or (c) of this Section 11.3, and Purchaser shall have responsibility for all other audits and proceedings involving the liability of ESI for Taxes. Purchaser shall give Seller notice of any proposed audit or other proceeding with respect to the liability of ESI for taxes for any taxable period that begins before and ends after the Funding which is likely to result in an additional tax liability to Seller under subsection (c) of this Section 11.3, and shall, to the extent practicable, permit Seller to participate, at Seller's own expense, in such audit or other proceeding.

                         11.4     Assistance and Cooperation.  After the
Funding, Seller and Purchaser each shall:

                         (a)      Assist (and cause their respective Affiliates
to assist) the other Party in preparing any returns or reports which such other Party is responsible for preparing and filing in accordance with Section 2.9 hereof.

                         (b)      Cooperate fully in preparing for any audits
of, or disputes with governmental tax authorities regarding, any liability of ESI for Taxes.

                         (c)      Make available to the other Party and to any
governmental tax authority as reasonably requested all information, records and documents relating to the liability of ESI for Taxes.

                         (d)      Preserve all such information, records and
documents until the expiration of any applicable statutory period of limitation or extensions thereof and as otherwise required by federal, state, local and foreign law.

                         (e)      Make available to the other Party as
reasonably requested personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters.

                         (f)      Provide timely notice to the other Party in
writing of any pending or threatened audits or assessments of taxes of ESI for any taxable period for which the other Party may have a liability under Section
11.3 hereof; and

                         (g)      Furnish the other Party with copies of all
correspondence received from any governmental tax authority in connection with any Tax audit or information request with respect to any taxable period for which the other Party may have a liability under Section 11.3 hereof.

        IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date below their signatures, to be enforceable and binding as of the Effective Date.

                                             T.P. McCONN
                                  -----------------------------------------
                                      Seagull Energy Corporation

[ILLEGIBLE]                       By:
- -------------------------         Name:      T. P. McConn
Witness                           Title:     Senior Vice President
                                  Date:      July 22, 1996



                                  -----------------------------------------
                                        EXXON CORPORATION

[ILLEGIBLE]                       By:        /s/ BERT B. WILLIAMS
- -------------------------         Name:      Bert B. Williams
Witness                           Title:     Middle East Manager
                                  Date:      July 22, 1996

                                    ANNEX A
                    ADJUSTMENT TO PURCHASE PRICE AT FUNDING

As stated in Section 1.2, the Purchase Price consists of the Letter of Credit plus the Purchaser Note. For purposes of determining the amount of the Letter of Credit, recognizing the timing delay between the Valuation Date and Funding, in conjunction with ESI's operation in a "business as usual" mode during such delay, which could involve costs to be incurred by ESI not recoverable under the East Zeit Concession Agreement, Seller will make several price adjustments as follows:

      1) Reduce for costs incurred by ESI, including such costs charged to ESI by Seller or any of its Affiliates, in connection with the marketing and sale of ESI.

      2) Reduce by an amount which reflects the cumulative after-tax interest which could be attributable to the use of the money accumulated in the net intercompany receivable account (i.e., Seller Note 2) by Seller during the period between 1/1/96 and September 15, 1996. The applicable interest rate for each calendar month or portion thereof will be sixty-five percent (65%) of the one-month Euro Currency Interest Bid Rate for U.S. Dollar deposits, as published in the Financial Times (New York edition) on the New York business day immediately preceding the first day of such month; this rate will be applied from the first day of such month to (but excluding) the first day of the following month. Interest will be calculated on a daily basis by multiplying the end of day account balance by the applicable interest rate for the relevant month divided by 360.

             If one-month Euro Currency Interest Bid Rate is not published in the Financial Times (New York edition) on the New York business day required, the Parties shall attempt in good faith to agree on an applicable interest rate.

In regard to items #1 and 2 above, Seller agrees to pay to Purchaser or Purchaser agrees to pay to Seller within 5 business days after Funding, in immediately available funds, an amount equal to the difference between the estimated Adjustment and the final Adjustment.

        3) If within sixty ( 60 ) days after the Effective Date Purchaser discovers that

        a)       (i)     ESI or SUESSO does not possess all Authorizations or
is in violation of the terms of any Authorizations or any Egyptian laws or regulations relating to pollution control or the protection of the environment, or

                 (ii) there is any liability of ESI or SUESSO to any non-governmental third party in tort or otherwise in connection with any release of any hazardous substances, solid wastes, petroleum, petroleum products, and oil and gas exploration and production wastes into the environment as a result of or with respect to the operations of ESI or SUESSO; or

        (b) there exists any pending or threatened (in writing) claim, action, lawsuit, proceeding, or investigation against ESI or SUESSO that is not disclosed in Schedule 2.13 or otherwise disclosed or known to Purchaser prior to the Effective Date, or there exists any material, adverse change in the matters disclosed in Schedule 2.13;

then, to the extent that any such matter does not breach a representation or warranty of Seller set forth in Article II and Purchaser provides Seller (i) a preliminary, summary notice as soon as practicable and (ii) a complete, follow-up notice within ten (10) days of its discovery, the Purchase Price will be reduced by an amount representing the reduction in value of the Shares attributable to the matter as mutually agreed by Purchaser and Seller for each matter that satisfies the foregoing conditions. Purchaser's follow-up notice must specifically identify and provide specific descriptions and evidence of the matter and its effect on the value of the Shares.

If the parties cannot agree, after negotiating in good faith for a period of ten (10) days, (i) that a particular matter satisfies the foregoing conditions or (ii) on the amount by which the Purchase Price will be reduced for a particular matter, then such dispute shall be referred to a single commercial arbitrator in New York, who shall be appointed within five (5) business days but otherwise in accordance with (and such arbitration shall be conducted in accordance with) the provisions of Section 10.7.

Notwithstanding the foregoing provisions of this Section 3 of Annex A, there shall be no purchase price reduction under this Section 3 for any matter for which the attributable reduction in value of the Shares, as mutually agreed or determined by arbitration, is less than U.S.$50,000.00; and, furthermore, in lieu of any Purchase Price reduction, Seller may elect to promptly and reasonably remedy the relevant matter before Closing, or, if the aggregate resulting reduction for all matters under this Section 3 and the corresponding provision in Section 1.2 of the Purchase and Sale Agreement would exceed $7,500,000.00, Seller may elect to terminate this Agreement.

The sum of adjustments under Sections 1, 2 and 3 above as described in this Annex A is referred to within this Agreement as the "Adjustment."

All amounts to be determined under this Annex A shall be determined in accordance with United States Generally Accepted Accounting Principles.

                                    ANNEX B


                          IRREVOCABLE LETTER OF CREDIT


                                   Issued By


                         The Chase Manhattan Bank, N.A.


Letter of Credit No. [ _________ ]                          ______________, 1996


Exxon Corporation
200 Park Avenue
Florham Park, New Jersey 07932-1002

Ladies and Gentlemen:

        1. The undersigned (the "Bank") hereby establishes, at the request and for the account of Seagull Energy Corporation (the "Company") and its indirect wholly owned subsidiary ______________________ (the "Company Subsidiary"), this Irrevocable Letter of Credit in the amount of U.S.$ [____________] (_________________) (the "Total Credit"), effective immediately and expiring on December 20, 1996 (the "Expiry Date").

        2. The Bank irrevocably authorizes Exxon Corporation (the "Beneficiary") to draw on it under a draft in the form of Exhibit 1 in one drawing made in accordance with the terms and conditions hereinafter set forth, by the Beneficiary's demand delivered to the Bank at the address on the signature page hereof and upon satisfaction of the conditions set forth in Paragraph 3 below, the total amount of the Total Credit.

        3. The following conditions must be satisfied before the Beneficiary may draw on the Total Credit:

        (a) all of the conditions of Paragraph 3 (other than clause (a)) of that certain Irrevocable Letter of Credit number [____] dated the date hereof and issued by the Bank in favor of Esso Egypt Limited have been satisfied;

        (b) delivery to the Bank of a letter executed by the Beneficiary and a letter executed by the Company in the form of Exhibit 2; and

        (c) delivery to the Bank of a letter executed by the Beneficiary and a letter executed by the Company in the form of Exhibit 3.

        4. Upon receipt by the Bank of the Beneficiary's demand and draft at the address herein specified and satisfaction of the conditions set forth in Paragraph 3 above, all in substantial compliance with the terms hereof, the Bank agrees promptly to honor the same in an amount equal to the Total Credit by direct payment as instructed by the Beneficiary. If such demand is received by the Bank on or prior to 10:00 a.m., Houston, Texas time, on a business day, payment shall be made to the Beneficiary directly by the Bank in the amount demanded, in immediately available funds, not later than 3:00 p.m., Houston, Texas time, on the same business day. If such demand is received after 10:00 a.m., Houston, Texas time, on a business day, such payment shall be made as aforesaid not later than 3:00 p.m., Houston, Texas time, on the next succeeding business day.

        5. The Bank shall retain the certificates referred to in 3(b) (Exhibit 2), the notes referred to in 3(c) (Exhibit 3), and the Purchaser Note (as defined in the Stock Purchase Agreement dated July 22, 1996 by and between the Company and the Beneficiary (the "Stock Purchase Agreement")) in escrow until the Beneficiary provides written notice that it has received the funds payable under this Letter of Credit. Upon receipt of such notice from the Beneficiary, the Bank will deliver the certificates referred to in 3(b) (Exhibit 2) and the notes referred to in 3(c) (Exhibit 3) to the Company Subsidary and the Purchaser Note (as defined in the Stock Purchase Agreement) to the Beneficiary.

        6. Upon the earlier of (a) the Expiry Date and/or (b) payment of the Total Credit available hereunder, the payment obligation under this Letter of Credit shall expire and, if the Bank is not in default hereunder, the Beneficiary will promptly return this Letter of Credit to the Bank. Promptly after the Expiry Date, the Bank will deliver the documents referred to in clauses (b) and (c) of Paragraph 3 to the Beneficiary and the Purchaser Note to the Company.

        7. The Bank's payment obligation hereunder shall remain valid notwithstanding any invalidity, illegality or unenforceability of the said Stock Purchase Agreement and payment shall be made hereunder irrespective or whether there is any dispute between the Purchaser and Seller in relation to said Stock Purchase Agreement on the amounts due and payable thereunder.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------
                                        Address:
                                                ------------------------------

                                   EXHIBIT 1


The Chase Manhattan Bank, N.A.
[ address ]


                         Re: Letter of Credit No. [  ]


The signatory below here demands from you the payment of $_______ (      )
under the Irrevocable Letter of Credit number [       ] dated [       ], 1996
(attached hereto) and certifies that the conditions to drawing under said Irrevocable Letter of Credit have been satisfied.

                                                   FOR AND ON BEHALF OF
                                                   EXXON CORPORATION

                                   EXHIBIT 2


The Chase Manhattan Bank, N.A.
[ address ]

                         Re: Letter of Credit No. [  ]


Exxon Corporation has delivered to The Chase Manhattan Bank N.A. (the "Bank"), to be held by the Bank in escrow, certificates representing all of the outstanding capital stock of Esso Suez Inc. Said certificates have been duly endorsed in blank or, in lieu thereof, have affixed thereto stock powers executed in blank, and in proper form for transfer to [name of Company Subsidiary].

                                   EXHIBIT 3


The Chase Manhattan Bank, N.A.
[ address ]


                         Re: Letter of Credit No. [  ]


Exxon Corporation has delivered to The Chase Manhattan Bank, N.A. (the "Bank"), to be held by the Bank in escrow, Seller Note 1 and Seller Note 2, as defined in the Stock Purchase Agreement dated July 22, 1996, by and between Seagull Energy Corporation and Exxon Corporation.

                                    ANNEX C

                                PROMISSORY NOTE

$__________________                                             [ ] , 1996

      FOR VALUE RECEIVED, the undersigned, Seagull Energy Corporation, hereby promises to pay to Exxon Corporation, the total principal sum of $_______(_____________ dollars), without interest, payable on demand in lawful money of the United States of America at the undersigned's principal place of business, upon the following conditions:

             This promissory note ("Seagull Note") shall be null and void, no earlier than the first business day after Funding, if:

             (a) after demand by Esso Suez Inc. or its successor in interest, Exxon Corporation has refused, threatened to refuse, or otherwise failed to honor the Exxon Notes (copies attached); or

             (b) Esso Suez Inc. or its successor in interest has canceled the Exxon Notes or the Exxon Notes have otherwise become null and void.

      All past due principal of this Note shall bear no interest.

      The undersigned waives all formal requirements for collection of this Note, with or without notice, before or after maturity.

      The Note shall be governed by and construed in accordance with the internal laws of the State of New York.

      The term "Funding," as used in this Note, shall have the same definition as used in that certain Stock Purchase Agreement executed between Exxon Corporation and Seagull Energy Corporation on July 22, 1996.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written, intending to be so bound.


                                            --------------------------------


                                            By
                                              ------------------------------

                                            Title:
                                            Seagull Energy Corporation

                                    ANNEX D

                                PROMISSORY NOTE
                 (Form of both Seller Note 1 and Seller Note 2)


$__________________                                                [ ] , 1996


      FOR VALUE RECEIVED, the undersigned, Exxon Corporation, hereby promises to pay to Esso Suez Inc., the total principal sum of $____________(____________ dollars), without interest, payable on demand in lawful money of the United States of America at the undersigned's principal place of business, upon the following conditions:

      1. Should Exxon Corporation sell its shares in Esso Suez Inc. to any party not an affiliate of Seagull Energy Corporation, this note shall not be payable to the extent that Esso Suez Inc., any parent, subsidiary, or other Affiliate of Esso Suez Inc., or any person or company owning any interest in Esso Suez Inc. shall owe any debt whatsoever to Exxon Corporation or any of its Affiliates.

      2.     This promissory note ("Exxon Note") shall be null and void if:

             (a) any party, including, without limitation, any involuntary successor to Esso Suez Inc. but not including Seagull Energy Corporation or any of its Affiliates, succeeds or attempts to succeed to any of the rights and/or obligations of Esso Suez Inc. under this Exxon Note;

             (b) Esso Suez Inc., or any successor, assigns or attempts to assign, to a party not Seagull Energy Corporation or any of its Affiliates, any of the rights and/or obligations of Esso Suez Inc. under this Exxon Note;

             (c) any party, including, without limitation, an involuntary successor to Seagull Energy Corporation or any of its Affiliates, succeeds or attempts to succceed to any of the rights and/or obligations of Seagull Energy corporation under that certain promissory note dated ____________________, 1996 given by Seagull Energy Corporation to Exxon Corporation ("Seagull Note"; copy attached);

             (d) Seagull Energy Corporation or any of its Afiliates is the subject of any voluntary or involuntary bankruptcy proceedings, reorganizations, or liquidations, or has defaulted or threatened to default on payments to any of its creditors.

             (e) after demand by Exxon Corporation, Seagull Energy Corporation refuses, threatens to refuse, or otherwise fails to honor the Seagull Note; or

             (f)         Exxon Corporation cancels the Seagull Note.

      All past due principal of this Note shall bear no interest.

      The undersigned waives all formal requirements for collection of this Note, with or without notice, before or after maturity.

      This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

      The term "Affiliate" (or "Affiliates"), as used in this Note, shall have the same definition as used in that certain Stock Purchase Agreement executed between Exxon Corporation and Seagull Energy Corporation on July 22, 1996.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written, intending to be so bound.


                                        --------------------------------------


                                        By
                                          ------------------------------------

                                        Title:


                                        Exxon Company, International (a
                                        division of Exxon Corporation)

                            SCHEDULE 2.6 - CONSENTS



o Any necessary Egyptian Governmental approval for the transaction contemplated by this Agreement

o Filing of U.S. Internal Revenue Service Form 8023-A - requiring signature by the Seller and Purchaser

                              SCHEDULE 2.9 - TAXES



There are two salary tax disputes involving Esso Suez Inc.

- -       The Egyptian Tax Department claims that Esso Suez Inc. did not withhold the correct amount of Salary taxes during the years 1986-1990.  Esso
        Suez Inc. believes that its withholding practices were correct and has filed a court case to challenge the Tax Department's claim, which totals $878k. Based upon review of the case and advice from outside counsel, in January 1996, $88K was deposited with the Tax Department as a deposit against any future liability related to that claim. A Litigation hearing is scheduled for July 30, 1996.

- -       The Egyptian Tax Department claims that Esso Suez Inc. did not withhold the correct amount of Salary taxes during the years 1991-1994.  Esso
        Suez Inc. believes that its withholding practices were correct and is negotiating with the Tax Department in an attempt to resolve the claim without court action. The Tax Department's original claim totalled $1206K but has subsequently been reduced to $454K through negotiations with the Tax Department. Negotiations are continuing.

A reserve of $500k has been established on the books in connection with the potential liability associated with these disputes. This reserve amount may be adjusted from time to time as new information becomes available.

                SCHEDULE 2.10 - PATENTS, TRADEMARKS, COPYRIGHTS





o     Patents

      - Flexsorb gas sweetening process licensed from Exxon Research and Engineering to ESI for use in gas plant

o     Trademarks

      -      Esso

      -      Esso Suez Inc.

      -      Suesso

                                SCHEDULE 2.12(A)
                      ESI Contracts Summary Sheet - Page 1

Contract                                                               Effective    Expiration     Termination
Number         Contractor                Contract Description            Date         Date            Clause
- --------  -----------------------   ------------------------------    -----------   ---------     -------------
10-104   SUCO                        Suco Airstrip and Access Road     03/10/85     12/31/99      None Stated
10-129   GUPCO                       Mutual Interest Pipeline
                                     Agreement                         06/25/85     12/31/99      None Stated
10-411   SUCO                        ESI-Suco Facilities Sharing       04/16/87     12/31/99      90 Days Notice
25-1290  SUCO                        ESI-Suco Oil Spill Cooperation
                                     Agreement                                      12/31/99      60 Days Notice
20-879   AGIBA                       ESI-Agiba Sharing Agreement       10/10/91     10/10/99      30 Days Notice
23-950   EISUM                       ESI-Geisum Sharing Agreement      02/10/92     12/31/99      60 Days Notice
25-497   Exxon Research &
         Engineering                 Gas Treat. Process Licensing
                                     Agree                             07/20/87     12/31/99      30 Days Notice
33-1291  EGPC                        ESI/EGPC Gas Plant Operating                   12/31/99      Mutual Agreement
                                     Agreement

21-546   Halliburton Overseas        Wireline Services                 11/25/88     08/31/96      For Cause
21-1093  Maridive                    Work Boat Charter                 01/18/96     01/18/97      For Cause
21-1099  Halliburton Overseas        Cementing Services/Coiled Tubing  03/01/94     12/18/96      For Cause
22-623   ECL                         Software Licensing Agreement      04/20/89     12/31/99      30 Days Notice
22-938   Egyptian Bureau of
         Engineering                 Maint & Repair of Signaling
                                     Equip                             09/22/95     09/21/96      Upon Written
                                                                                                  Notice
22-1001 Systel                       Radio Maintenance & Repair        12/01/92     11/30/96      Upon Written
                                                                                                  Notice

                      ESI Contracts Summary Sheet - Page 2


Contract                                                                         Effective       Expiration      Termination
Number           Contractor                   Contract Description                  Date            Date           Clause
- --------  ----------------------------    ------------------------------       ------------     ------------    --------------
22-1141   Systems Engineering of Egypt    ESI Data Transmission Equip
                                          Maint                                 05/01/94         04/30/96        Upon Written
                                                                                                                 Notice
22-1217   Atomic Energy Agency            Radiation Monitoring & Testing        01/01/95         12/31/96        Upon Written
                                                                                                                 Notice
22-1222   Corrichem                       Review Proposals for Scale            06/21/95         06/20/96        Upon Written
                                          Inhibition                                                             Notice
22-1251   Devco International             Load Test/Certify EZ Lifting Equip    09/15/95         12/31/97        Upon Written
                                                                                                                 Notice
22-1252   First Egyptian Engineering      Engineering and other services        10/01/95         09/30/96        Upon Written
          (Five contracts)                                                                                       Notice
22-1253   Frank's International           HP Injection Pump                     06/16/96         12/31/96        Upon Written Notice
22-1280   Globoil Oilfield                Refurbish/operate 2RO units           11/20/95         06/30/99        Upon Written
                                                                                                                 Notice
22-1283   Baker Oil Tools                 Mud Motor for Coiled Tubing           02/12/96         03/12/97        Upon Written Notice
22-1284   Noble Denton                    Engineering Services                  02/25/96         10/30/96        Upon Written Notice
22-1285   Eastern Electronics             Maintenance on East Zeit Radar        07/01/96         07/31/98        Upon Written Notice
22-1287   Halliburton Overseas            Coiled Tubing Work                    05/13/96         05/13/97        For Cause
22-1289   PICO                            Platform Crane Inspection             07/01/96         08/31/96        Upon Written Notice
23-222    Timsah Shipbuilding             CALM/Pipeline Maintenance             02/06/86         12/31/96        60 Days Notice
23-649    Xerox                           Long Term Lease Contract              10/01/89         12/31/99        90 Days Notice
23-650    Xerox                           Long Term Lease Contract              10/01/89         12/31/99        90 Days Notice
23-903    Said Oil Services               EZT Catering & Janitorial                                              30 Days
                                          Service                               01/01/92         12/31/96        Notice
23-907    Care Services                   Safety, Security, Fire Protection     01/01/92         12/31/96        Upon Written
                                                                                                                 Notice
23-957    Petroleum Air Services          Helicopter Services                   07/01/92         06/30/96        Upon Written
                                                                                                                 Notice
23-975    Hassan Ebeid                    Supplementary Support Services        11/01/92         12/31/96        30 Days Notice
23-1230   Hassan Ebeid                    Provide Driver at EZT                 01/01/96         06/30/96        Upon Written
                                                                                                                 Notice
23-1243   Hassan Ebeid                    Repairs & Maint at EZ Terminal        01/01/96         06/30/96        Upon Written
                                                                                                                 Notice

                      ESI Contracts Summary Sheet - Page 3


Contract                                                                         Effective     Expiration      Termination
Number           Contractor                         Contract Description           Date           Date            Clause
- --------  --------------------------------    -------------------------------   ----------     ----------     --------------
23-1260   Hassan Ebeid                        Supply Radio/Telex Operator       01/01/96       06/30/96       Upon Written
                                                                                                              Notice
23-1261   Hassan Ebeid                        Provide Draftsman                 01/01/96       12/31/96       Upon Written Notice
23-1266   Hassan Ebeid                        Provide Radar Operators           02/01/96       12/31/96       Upon Written Notice
23-1267   Energy Develop. Co.                 Provide Personnel at East Zeit    04/01/96       03/31/97       Upon Written Notice
23-1269   Gulf Co.                            Fabricate and Install Cooler      04/15/96       07/15/96       Upon Written Notice
23-1156   First Egyptian Engineering          Produce Four Drawings             09/21/94       12/31/96       Upon Written
                                                                                                              Notice
30-543    Said Denmarkar                      Lease of General Manager          03/31/95       02/28/98       90 Days Written Notice
                                              Residence                                                       if after 2/28/97 or if
                                                                                                              occupant transferred
                                                                                                              from Egypt
32-1220   Nosco                               Customs Clear & Handling - Sea    04/01/95       03/30/96       Upon Written
                                                                                                              Notice
32-1221   El Gindy Co.                        Customs Clear & Handling - Air    06/01/95       05/31/96       Upon Written
                                                                                                              Notice
32-1256   Shilbaya Marine                     Supply Fresh Water at EZT         11/15/95       11/14/96       Upon Written
                                                                                                              Notice
32-1257   El Karnak                           Supply Fresh Water at EZT         12/01/95       11/30/96       Upon Written
                                                                                                              Notice
32-1282   Esso Standard Near East             Supply of Diesel, Jet Fuel        01/01/96       12/31/96       30 Days Notice
                                              and Gasoline
32-1286   Morgan International                Customs Clearance                 05/01/96       04/30/97       For Cause
33-1292   Misr Insurance Co.                  All risk insurance                1/1/96         12/31/96       60 Days Notice
34-313    Xerox                               Rental of Copy Machine            06/10/86       12/31/99       90 Days Notice
34-472    Misr Real Estate                    Abul Feda Office Building Lease   01/01/88       12/31/96       90 Days Notice
34-637    Xerox                               Service Agreement for 5 Copiers   07/31/89       12/31/99       90 Days Notice
34-770    Hassan Mohamed                      Supply Newspapers & Magazines     10/10/90       12/31/96       Upon Written
                                                                                                              Notice
34-786    El Shaymaa Center                   Typewriter Maintenance            12/15/91       08/13/96       Upon Written
                                                                                                              Notice
34-898    Flamenco Hotel                      Accommodations for Esso           12/01/91       09/30/96       Upon Written
                                              Personnel                                                       Notice

                      ESI Contracts Summary Sheet - Page 4

Contract                                                                    Effective     Expiration        Termination
Number           Contractor                   Contract Description            Date           Date             Clause
- --------  ------------------------------ -------------------------------   ----------    -----------      --------------
34-948    Xerox                          Maintenance for Fax               05/05/92       12/31/99        90 Days Notice
                                         Machines
34-1060   Property Management Company    Janitorial Services               12/01/94       11/30/96        Upon Written
                                                                                                          Notice

34-1115   Adel Helmy                     Fuel & Service for Cars           04/21/94       04/21/96        Upon Written
                                                                                                          Notice
34-1140   Al-Ahram Newspaper             Help Wanted Advertisements        04/21/94       04/21/96        Upon Written
                                                                                                          Notice
34-1148   TNT Skypack                    International Courier Services    07/24/96       07/26/96        Upon Written
                                                                                                          Notice
34-1244   Property Management Company    Repair & Maint Service for        07/01/95       12/31/96        Upon Written
                                         Offices                                                          Notice
35-825    Al-Salam Hospital              Medical Services Agreement        11/01/90       12/31/96        45 Days Notice
35-826    As Salam International         Medical Services                  01/01/90       12/31/96        45 Days Notice
35-829    Nile Badrawi Hospital          Medical Services                  11/01/90       12/31/96        45 Days Notice
35-962    Cairo Medical Tower Lab        Medical Services Agreement        06/01/92       12/31/96        Upon Written
                                                                                                          Notice
35-963    Cleopatra Hospital             Medical Services Agreement        06/01/92       06/30/96        Upon Written
                                                                                                          Notice
          Dennis Gidney*                 Consulting Services-OIMS          6/1/95         11/30/96        30 Days Written
                                         and operations training                                          Notice

Varied  National Employees               Regular                           Varied**       None            As specified in contract
Varied  National Employees               Limited                           Varied**       2 years         As specified in contract
                                                                                          from signing
Varied  National Employees               Training                          Varied**       2 years         As specified in contract
                                                                                          from signing

* In order to facilitate payments to Contractor, Contract is actually between Dennis Gidney and Esso Exploration and Production U.K. (EEPUK). EEPUK bills ESI for Mr. Gidney's services based upon timesheets approved by ESI.
** By individual

                      ESI Contracts Summary Sheet - Page 5

Contract                                                                      Effective   Expiration     Termination
Number             Contractor                    Contract Description           Date         Date          Clause
- --------  -------------------------------   ------------------------------   ----------   ----------  ---------------------
          Note:          The above list excludes contracts that expired in the first quarter of 1996 and inactive contracts that, although not terminated, have not been used in several years.  Copies of most of the major contracts and agreements listed above were included in Florham Park Data Room files 5.2.02 through 5.2.04, 5.2.06 through
                         5.2.08, 5.2.11 through 5.2.12, and 5.3.02 through 5.3.25.

The contracts listed below have been executed by Esso Egypt Ltd. or expatriate employees but cover services that are regularly used by Esso Suez Inc. in conducting its operations.

EEL 12/91    Hussein Helmy                Consultant for Cost Recovery      01/01/91     12/31/96    Upon Written Notice
EEL 31/91    Kamal Wahby                  Company Medical Advisor           09/01/91     08/31/96    60 Days Written Notice
EEL 01/96    Helmy Amer                   Company Security Manage           01/01/96     12/31/96    60 Days Written Notice
EEL 20/95    Safwat Montassir             Consulting Services               12/31/95     11/30/96    60 Days Written Notice
EEL  1/90    Emeco Travel                 Travel Agency Services            11/01/90     10/31/96    Upon Written Notice
EEL 14/91    Executive Business Serv      Provide "Temporary" Employees     01/01/91     12/31/96    Upon Written Notice
EEL  2/90    United Engineering           Expat House Repairs/Maintenance   11/01/90     12/31/96    Upon Written Notice
EEL  6/93    IBA                          Expatriate Mail Service           10/01/93     09/30/96    Upon Written Notice
EEL          Gramal Abul Azm              Rental of Warehouse Space             1984     09/30/96    At End of Lease Period With
                                                                                                     60 Days Written Notice
Various      6 Different Lessors          Residence leases for 6
                                          expatriates                       Various      Various     Typically 60-90 days notice
                                                                                                     if occupant transferred from
                                                                                                     Egypt

                                SCHEDULE 2.12(B)
            ESI Contract and Agreement Assignability and Termination


Contract
Number              Contractor                  Contract Description         Assignment/Transfer            Termination Clause
- --------  -----------------------------   ------------------------------    ---------------------          ---------------------
10-104    SUCO                            Suco Airstrip and Access Road     Not Specified                  None Stated

10-129    GUPCO                           Mutual Interest Pipeline
                                          Agreement                         Not Specified                  None Stated

10-411    SUCO                            ESI-Suco Facilities Sharing       Not Specified                  90 days written notice

25-1290   SUCO                            ESI-Suco Oil Spill Cooperation
                                          Agreement                         Not Specified                  60 days written notice

20-879    AGIBA                           ESI-Agiba Sharing Agreement       Not Specified                  30 days written notice

23-950    GEISUM                          ESI-Geisum Sharing Agreement      Not Specified                  60 days written notice

25-497    Exxon Research & Engineering    Gas Treat. Process Licensing      No, but ER&E may be willing    30 days written notice
                                          Agreement                         to negotiate new agreement     after tenth year


33-1291   EEL                             ESI/EEL Services Agreement        Not Specified                  30 days written notice


       ESI Contract and Agreement Assignability and Termination (Page 2)


Contract
Number              Contractor                   Contract Description            Assignment/Transfer          Termination Clause
- --------  ----------------------------    ------------------------------    --------------------------     ------------------------
EGPC      ESI/EGPC Gas Plant Oper         ESI Operation of EGPC Gas         Yes, with prior written        By mutual agreement;
          Agree                           Plant                             consent of the other party     when ESI has no
                                                                                                           further rights under the
                                                                                                           development lease; or
                                                                                                           if ESI is liquidated.

21-546    Halliburton Overseas            Wireline Services Overseas        Contractor can't assign        Termination for cause
                                                                            w/o Esso consent.  Assignment  provided for
                                                                            to affiliate permitted, to
                                                                            nonaffiliate w/contractor consent.

21-1093   Maridive                        Work Boat Charter                 Contractor can't assign w/o    Termination for cause
                                                                            Esso consent; Assignment       included; other
                                                                            by company is permitted.       termination not
                                                                                                           specified.

21-1099   Halliburton Overseas            Cementing Services/Coiled         Contractor can't assign w/o    Termination for cause
                                          Tubing                            Esso consent; Assignment       included; other
                                                                            to affiliate permitted; to     termination not
                                                                            nonaffiliate w/contractor      specified.
                                                                            consent.

22-623    ECL                             Software Licensing Agreement      Not specified                  30 days written notice


       ESI Contract and Agreement Assignability and Termination (Page 3)



Contract
Number              Contractor                   Contract Description            Assignment/Transfer       Termination Clause
- --------  ------------------------------  ------------------------------    ----------------------------   ------------------------
22-938    Egyptian Bureau of Engineering  Maint & Repair of Signaling       Contractor can't assign w/o    Immediately upon
                                          Equip                             Esso consent; Assignment       written request
                                                                            by Esso not specified.

22-1001   Systel                          Radio Maintenance & Repair        Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1141   Systems Engineering of Egypt    ESI Data Transmission Equip       Contractor can't assign w/o    Immediately upon
                                          Maint                             Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1217   Atomic Energy Agency            Radiation Monitoring &            Contractor can't assign w/o    Immediately upon
                                          Testing                           Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1222   Corrichem                       Review Proposals for Scale        Contractor can't assign w/o    Immediately upon
                                          Inhibition                        Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1251   Devco International             Load Test/Certify EZ Lifting      Contractor can't assign w/o    After 10 days notice
                                          Equip                             Esso consent; Assignment       if performance un-
                                                                            by Esso not specified.         satisfactory;
                                                                                                           immediately upon in-
                                                                                                           solvency of either
                                                                                                           party.

22-1252   First Egyptian Engineering      Provide Electrical &              Contractor can't assign w/o    Immediately upon
                                          Instrumentation Eng               Esso consent; Assignment       written notice
                                                                            by Esso not specified.


       ESI Contract and Agreement Assignability and Termination (Page 4)


Contract
Number              Contractor                 Contract Description             Assignment/Transfer           Termination Clause
- --------  -----------------------------   ------------------------------    --------------------------     -----------------------
22-1253   Frank's International           HP Injection Pump                 Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1280   Global Oilfield Services        Refurbish/Operate 2 RO units      Contractor can't assign w/o    After 10 days notice if
                                                                            Esso consent; Assignment       performance un-
                                                                            by Esso not specified.         satisfactory;
                                                                                                           immediately upon in-
                                                                                                           solvency of either party

22-1283   Baker Oil Tools                 Mud Motor for Coiled Tubing       Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1284   Noble Denton                    Engineering Services              Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1285   Eastern Electronics             Maintenance on East Zeit Radar    Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

22-1287   Halliburton Overseas            Coiled Tubing Work                Contractor can't assign w/o    Termination for cause
                                                                            Esso consent.  Assignment      provided for
                                                                            to affiliate permitted, to non-
                                                                            affiliate w/contractor consent.

22-1289   PICO                            Platform Crane Inspection         Contractor can't assign w/o    Immedaitely upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-222    Timsah Shipbuilding Co.         CALM Maintenance                  Contractor can't assign w/o    60 days written notice
                                                                            Esso consent; Assignment by
                                                                            Esso not specified.


       ESI Contract and Agreement Assignability and Termination (Page 5)



23-649    Xerox                           Long Term Lease Contract          Not specified                  90 Days Notice

23-650    Xerox                           Long Term Lease Contract          Not specified                  90 days written notice

23-903    Said Oil Services               EZT Catering & Janitoria          Contractor can't assign w/o    30 days written notice
                                          Service                           Esso consent; Assignment by
                                                                            Esso not specified.

23-907    Care Services                   Safety, Security, Fire            Contractor can't assign w/o    Immediately upon
                                          Protection                        Esso consent; Assignment       written request
                                                                            by Esso not specified.

23-957    Petroleum Air Services          Helicopter Services               Esso may freely assign;        30 days written notice
                                                                            however, contractor may
                                                                            decline by notifying Esso in
                                                                            writing.

23-975    Hassan Ebeid                    Supplementary Support Services    Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1230   Hassan Ebeid                    Provide Driver at EZT             Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1243   Hassan Ebeid                    Repairs & Maint at EZ             Contractor can't assign w/o    Immediately upon
                                          Terminal                          Esso consent; Assignment       written notice
                                                                            by Esso not specified.


       ESI Contract and Agreement Assignability and Termination (Page 6)


Contract
Number              Contractor                 Contract Description             Assignment/Transfer        Termination Clause
- --------  -----------------------------   ------------------------------    ---------------------------    ----------------------
23-1260   Hassan Ebeid                    Supply Radio/Telex Operator       Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1261   Hassan Ebeid                    Provide Draftsman                 Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1266   Hassan Ebeid                    Provide Radar Operators           Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1267   Energy Develop Co.              Provide Personnel at East Zeit    Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1269   Gulf Co.                        Fabricate and Install Cooler      Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

23-1156   First Egyptian Engineering      Produce Four Drawings             Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.



       ESI Contract and Agreement Assignability and Termination (Page 7)


Contract
Number              Contractor                 Contract Description             Assignment/Transfer        Termination Clause
- --------  -----------------------------   ------------------------------    ---------------------------    ------------------------
30-543    Said Denmarker                  Lease of General Manager          Assignment not                 90 days written notice
                                          residence                         specified                      if after 2/28/97 or if
                                                                                                           occupant transferred
                                                                                                           from Egypt

32-1220   Nosco                           Customs Clear & Handling-Sea      Contractor can't assign w/o    After 10 days notice if
                                                                            Esso consent; Assignment       performance un-
                                                                            by Esso not specified.         satisfactory;
                                                                                                           immediately upon in-
                                                                                                           solvency of either party.

32-1221   El Gindy Co.                    Customs Clear & Handling-Air      Contractor can't assign w/o    After 10 days notice if
                                                                            Esso consent; Assignment       performance un-
                                                                            by Esso not specified.         satisfactory;
                                                                                                           immediately upon in-
                                                                                                           solvency of either
                                                                                                           party.

32-1256   Shilbaya Marine                 Supply Fresh Water at EZT         Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

32-1257   El Karnak                       Supply Fresh Water at EZT         Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

32-1282   Esso Standard Near East         Supply of Diesel, Jet Fuel and    Not specified                  30 days written
                                          Gasoline                                                         notice

32-1286   Morgan International            Customs Clearance                 Contractor can't assign w/o    After 10 days notice
                                                                            Esso consent; Assignment       if performance un-
                                                                            by Esso not specified.         satisfactory; immed-
                                                                                                           iately upon insolvency
                                                                                                           of either party.

       ESI Contract and Agreement Assignability and Termination (Page 8)


Contract
Number              Contractor                   Contract Description           Assignment/Transfer        Termination Clause
- --------  ---------------------------     ------------------------------    -----------------------------  ------------------
33-1292   Misr Insurance Co.              All Risk Insurance                Reinsurers are not willing to  60 days written notice
                                                                            accept assignment of
                                                                            existing policy


34-313    Xerox                           Rental of Copy Machine            Not specified                  90 days written
                                                                                                           notice

34-472    Misr Real Estate                Abul Feda Office Building         Company can assign and/or      90 days written
                                          Lease                             sublet with written consent    notice, but forfeit
                                                                            of landlord                    any advance
                                                                                                           rental payment

34-637    Xerox                           Service Agreement for 5           Not specified                  90 days written
                                          Copiers                                                          notice

34-770    Hassan Mohamed                  Supply Newspapers and             Contractor can't assign w/o    Immediately upon
                                          Magazines                         Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-786    El Shaymaa Center               Typewriter Maintenance            Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-898    Flemenco Hotel                  Accommodations for Esso           Contractor can't assign w/o    Immediately upon
                                          Personnel                         Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-948    Xerox                           Maintenance for Fax Machines      Not specified                  90 days written
                                                                                                           notice


       ESI Contract and Agreement Assignability and Termination (Page 9)


Contract
Number              Contractor                  Contract Description             Assignment/Transfer       Termination Clause
- --------  -----------------------------   ------------------------------    ---------------------------    ----------------------
34-1060   Property Management             Janitorial Services               Contractor can't assign w/o    After 10 days notice
          Company                                                           Esso consent; Assignment       if performance un-
                                                                            by Esso not specified.         satisfactory;
                                                                                                           immediately upon
                                                                                                           insolvency of either
                                                                                                           party.

34-1115   Adel Helmy                      Fuel & Service for Cars           Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-1140   Al-Ahram Newspaper              Help Wanted Advertisements        Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-1148   TNT Skypack                     International Courier Services    Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

34-1244   Property Management             Repair & Maint Service            Contractor can't assign w/o    Immediately upon
          Company                         for Offices                       Esso consent; Assignment       written notice
                                                                            by Esso not specified.

35-825    Al-Salam Hospital               Medical Services Agreement        Contractor can't assign w/o    45 days written
                                                                            Esso consent; Assignment by    notice
                                                                            Esso not specified.



       ESI Contract and Agreement Assignability and Termination (Page 10)


Contract
Number              Contractor                Contract Description               Assignment/Transfer      Termination Clause
- --------  ----------------------------    ----------------------------      ---------------------------   ------------------
35-826    As Salam International          Medical Services                  Contractor can't assign w/o    45 days written
                                                                            Esso consent; Assignment       notice
                                                                            by Esso not specified.

35-829    Nile Badrawi Hospital           Medical Services                  Contractor can't assign w/o    45 days written
                                                                            Esso consent; Assignment       notice
                                                                            by Esso not specified.

35-962    Cairo Medical Tower Lab         Medical Services Agreement        Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

35-963    Cleopatra Hospital              Medical Services Agreement        Contractor can't assign w/o    Immediately upon
                                                                            Esso consent; Assignment       written notice
                                                                            by Esso not specified.

          Dennis Gidney*                  Consulting Services               Assignment not covered         30 days written notice
                                                                            in contract

Varied**  National Employees              Regular                           Remain with ESI                As specified in contract
Varied**  National Employees              Limited                           Remain with ESI                As specified in contract
Varied**  National Employees              Training                          Remain with ESI                As specified in contract


* In order to facilitate payments to Contractor, Contract is actually between Dennis Gidney and Esso Exploration and Production U.K. (EEPUK). EEPUK bills ESI for Mr. Gidney's services based upon timesheets approved by ESI.
**By individual

        Note: The above list excludes one-off type contracts that expired in the first quarter of 1996 and inactive contracts that, although not terminated, have not been used in several years.

                              June 27, 1996 Update

               SCHEDULE 2.13 - LITIGATION, CLAIMS, OTHER MATTERS


Claimant                 Subject                   U.S. $K          Status
- --------                 -------                   ---- --          ------
Minister of Finance      Custom Duties                5             Litigation Awaiting Court
                         on Imported Cars.                          of Appeals review of earlier
                                                                    judgment in favor of ESI.
                                                                    Hearing scheduled for
                                                                    November 23, 1996.

Minister of Finance      Tax on Salaries from       790**           Litigation Hearing
                         1986 - 1990                                scheduled for July 30, 1996
                                                                    already deposited $K 88 last
                                                                    January 1996.

Minister of Finance      Tax on Salaries from       454**           Being negotiated with the Tax
(Tax Dept.)              1991 - 1994                                Dept. (Appeal Committee)

Hassan El-Ardi           Compensation for              *            Litigation Hearing
(Former Employee)        unjustified termination                    scheduled for November 3, 1996.

Ehab El-Sherbiny         Compensation for            31             Litigation Hearing
(Former Employee)        unjustified termination                    scheduled for October 26, 1996.



*  Financial claim amount not yet specified.
** A $ 500.000 reserve was on the books as of December 31, 1995, to cover potential liabilities associated with these litigations.

Other matters
Employee syndicate proposal dated 18 April 1996

                     SCHEDULE 2.14 - TITLE TO PROPERTIES



Actual title to assets related to the East Zeit Offshore Concession is determined in accordance with and governed by the terms and conditions as specifically set forth in the East Zeit Concession Agreement.

                                SCHEDULE 2.15
          ESI National Benefit Plans and Other Benefit Arrangements


1.    EGPC Personnel Policy Manual (September 1992, in Arabic)

2.    ESI Personnel Policies and Practices:
      Consistent with those of the EGPC Personnel Policy Manual (see above) together with any revisions or updates which EGPC has subsequently issued:

      Esso Suez Inc. Policy Manual
      Volume l
      a)         Employment, Salary, Working Hours
      b)         Leaves and Absences
      c)         Training
      d)         Investigation and Discipline
      Volume 2
      a)         Allowances
      b)         Saving Fund (40 months)
      c)         End of Service, Retirement, Death (15 months)
      d)         Collective Life Insurance (70-90 months)

3.    ESI Benefits Manual Dated September, 1995
      a)         Car Mileage Allowance (Section 1-A)
      b)         Transportation for Designated Positions (Section 1-B)
      c)         Meal Allowances (Section 1-C)
      d)         Parking and Laundry Allowances (Section 1-D)
      e)         Ex-Gratia Payment (Section 1-E)
      f)         Briefcases (Section 2)
      g)         Clothing (Section 3)
      h)         Appliance Loans (Section 4-A)
      i)         Emergency Loans (Section 4-B)
      j)         Medical Plan - Employees (Section 5-A)
      k)         Medical Plan - Families (Section 5-B)
      l)         Medical Plan - Retirees (Section 5-C)
      m)         Club Membership (Section 6-A)
      n)         SPE  Membership (Section 6-B)
      o)         Recognition Awards - Children (Section 7-A)
      p)         Recognition Awards - Employees (Section 7-B)
      q)         Eyeglass Policy (Section 8)
      r)         Policy/Guidelines for Social Obligations (Section 9)
      s)         Policy/Guidelines for Appraisals and PDR (Section 10)

4.    ESI Office Procedures

5.    Other Bonuses
      ESI has paid other special bonuses in recent years. These bonuses are not covered by ESI "policies". The amount and timing of such bonuses is discretionary.
      a) Perfect Day Bonus - A program was initiated in 1993 to reward field personnel whenever they achieve a cumulative total of 10 "perfect" days, which are defined as days in which the field achieves 9 key operating parameters. The bonus is LE 5,000 per each 10 perfect days, split equally among all field personnel.
      b) Safety Bonuses and Gifts - A safety bonus has been paid to all employees in recognition of achieving a one year period without any Lost Time Incidents (LTI). The bonus amount is higher for employees in higher-risk jobs (drivers and field personnel) and the individual bonus payments have ranged between $75 - $200. In addition, the company has provided from time to time safety gifts to all employees in recognition of achieving a full calendar year without an LTI.
      c) Dollar Bonus - From time to time a special bonus payable in US dollars has been approved to reward employees that have critical skills or that are high performers. The last dollar bonus was paid in September of 1995 and totaled $197k.

                                SCHEDULE 2.18
         ITEMS POTENTIALLY IMPACTING ESSO SUEZ AFTER JANUARY 1, 1996

o Memo dated May 10, 1996 from Exxon Company, International to potential bidders for the shares of ESI, including Seagull Energy Corporation, which provided 1995 financial information on ESI in addition to 1Q96 production data.

o Memo dated May 30, 1996 from ECI to potential bidders for the shares of ESI, including Seagull Energy Corporation, which provided April 1996 production figures and a report summarizing recent workover activities and early results.

o Memo dated June 3, 1996 from ECI to potential bidders for the shares of ESI, including Seagull Energy Corporation, regarding initial well test results from A-13 following a workover.

o Information as provided in Schedules 2.9 and 2.13 of this Stock Purchase Agreement.

o       Operational activities related to the conduct of business, including:

        - Sharing in cost of re-paving of major access road to East Zeit (potential exposure estimated at ~ $50K for ESI). Esso has been asked by SUCO, who will organize and do the work, to participate with other users to repair the East Zeit major access road. The road, which is private, was damaged heavily in several areas due to torrential rains in 1995. Esso is expecting to receive a proposed cost sharing agreement and it is reported that all of the other companies involved have already agreed to proceed. The sharing basis is 1994/95 actual production. Costs will be recoverable.

        - Repair of East Zeit platform damage. On September 24, 1995, a workboat named the Baraka II damaged the northwest boat fender. The workboat owned by the Suez Canal Authority was under charter by Esso Suez at the time. An independent surveyor appointed to investigate concluded that the incident was the result of "an error in judgment by the vessel's master." ESI has advised the Suez Canal Authority that they will be expected to cover the actual cost of repairs to the platform. The current estimate of repair costs is $163k, and a claim is being prepared to submit to the Suez Canal Authority. At this point we have no indication that the Suez Canal Authority will fail to pay the amount claimed.




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                 SCHEDULE 8.5 - SELLER'S PROPRIETARY MATERIAL


      All proprietary material of Seller (and/or its other Affiliates) including but not limited to classified manuals, textbooks, studies, and documents; PC programs/software guides; procedure letters, guidelines, policy, operation system, U.S. Export and Administration Regulations, Management Control Basic Standards, Accounting Code, Authority Code, Authority Tables, Video Tapes, Performance Appraisal forms, Financial data, Financial system, proprietary software used in exploration and production, financial, planning and reporting procedures documentation, Exxon Business Control Analysis Process, Procedure on Confidentiality/Securities Trade, Exxon Emergency Response Plan.




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




                   SCHEDULE 8.6 - LICENSE OF DATA TO SELLER

o All data, interpretations, reports, or other documents acquired or generated for the account of Seller or its Affiliates during the course of operations under applicable contracts, and transferred to Seller or any of its Affiliates including but not limited to paper seismic sections and interpretations, geological and geophysical maps and reports and engineering data and reports.




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